Exhibit 4.5

EXECUTION COPY

THIS AGREEMENT OR INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF MAY 7, 2009, AMONG BANK OF AMERICA, N.A., AS FIRST LIEN AGENT, U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN AGENT, SONIC AUTOMOTIVE, INC. AND THE SUBSIDIARIES OF SONIC AUTOMOTIVE, INC. PARTY THERETO (THE “INTERCREDITOR AGREEMENT”), AND EACH PARTY TO OR HOLDER OF THIS AGREEMENT OR INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

SONIC AUTOMOTIVE, INC. (a Delaware corporation)

as Issuer

ADI OF THE SOUTHEAST LLC (a South Carolina limited liability company)

ANTREV, LLC (a North Carolina limited liability company)

ARNGAR, INC. (a North Carolina corporation)

AUTOBAHN, INC. (a California corporation)

AVALON FORD, INC. (a Delaware corporation)

CASA FORD OF HOUSTON, INC. (a Texas corporation)

CORNERSTONE ACCEPTANCE CORPORATION (a Florida corporation)

FAA AUTO FACTORY, INC. (a California corporation)

FAA BEVERLY HILLS, INC. (a California corporation)

FAA CAPITOL F, INC. (a California corporation)

FAA CAPITOL N, INC. (a California corporation)

FAA CONCORD H, INC. (a California corporation)

FAA CONCORD N, INC. (a California corporation)

FAA CONCORD T, INC. (a California corporation)

FAA DUBLIN N, INC. (a California corporation)

FAA DUBLIN VWD, INC. (a California corporation)

FAA HOLDING CORP. (a California corporation)

FAA LAS VEGAS H, INC. (a Nevada corporation)

FAA MARIN F, INC. (a California corporation)

FAA MARIN LR, INC. (a California corporation)

FAA POWAY G, INC. (a California corporation)

FAA POWAY H, INC. (a California corporation)

FAA POWAY T, INC. (a California corporation)

FAA SAN BRUNO, INC. (a California corporation)

FAA SANTA MONICA V, INC. (a California corporation)

FAA SERRAMONTE, INC. (a California corporation)

FAA SERRAMONTE H, INC. (a California corporation)

FAA SERRAMONTE L, INC. (a California corporation)

FAA STEVENS CREEK, INC. (a California corporation)

FAA TORRANCE CPJ, INC. (a California corporation)

FIRSTAMERICA AUTOMOTIVE, INC. (a Delaware corporation)

FORT MILL FORD, INC. (a South Carolina corporation)

FORT MYERS COLLISION CENTER, LLC (a Florida limited liability company)

FRANCISCAN MOTORS, INC. (a California corporation)

FRANK PARRA AUTOPLEX, INC. (a Texas corporation)

FRONTIER OLDSMOBILE-CADILLAC, INC. (a North Carolina corporation)

HMC FINANCE ALABAMA, INC. (an Alabama corporation)

KRAMER MOTORS INCORPORATED (a California corporation)

L DEALERSHIP GROUP, INC. (a Texas corporation)

A-1

MARCUS DAVID CORPORATION (a North Carolina corporation)

MASSEY CADILLAC, INC. (a Tennessee corporation)

MASSEY CADILLAC, INC. (a Texas corporation)

MOUNTAIN STATES MOTORS CO., INC. (a Colorado corporation)

ONTARIO L, LLC (a California limited liability company)

ROYAL MOTOR COMPANY, INC. (an Alabama corporation)

SAI AL HC1, INC. (an Alabama corporation)

SAI AL HC2, INC. (an Alabama corporation)

SAI ANN ARBOR IMPORTS, LLC (a Michigan limited liability company)

SAI ATLANTA B, LLC (a Georgia limited liability company)

SAI BROKEN ARROW C, LLC (an Oklahoma limited liability company)

SAI CHARLOTTE M, LLC (a North Carolina limited liability company)

SAI COLUMBUS MOTORS, LLC (an Ohio limited liability company)

SAI COLUMBUS VWK, LLC (an Ohio limited liability company)

SAI FL HC1, INC. (a Florida corporation)

SAI FL HC2, INC. (a Florida corporation)

SAI FL HC3, INC. (a Florida corporation)

SAI FL HC4, INC. (a Florida corporation)

SAI FL HC5, INC. (a Florida corporation)

SAI FL HC6, INC. (a Florida corporation)

SAI FL HC7, INC. (a Florida corporation)

SAI FORT MYERS B, LLC (a Florida limited liability company)

SAI FORT MYERS H, LLC (a Florida limited liability company)

SAI FORT MYERS M, LLC (a Florida limited liability company)

SAI FORT MYERS VW, LLC (a Florida limited liability company)

SAI IRONDALE IMPORTS, LLC (an Alabama limited liability company)

SAI LANSING CH, LLC (a Michigan limited liability company)

SAI LONG BEACH B, INC. (a California corporation)

SAI MD HC1, INC. (a Maryland corporation)

SAI MONROVIA B, INC. (a California corporation)

SAI MONTGOMERY B, LLC (an Alabama limited liability company)

SAI MONTGOMERY BCH, LLC (an Alabama limited liability company)

SAI MONTGOMERY CH, LLC (an Alabama limited liability company)

SAI NASHVILLE CSH, LLC (a Tennessee limited liability company)

SAI NASHVILLE H, LLC (a Tennessee limited liability company)

SAI NASHVILLE M, LLC (a Tennessee limited liability company)

SAI NASHVILLE MOTORS, LLC (a Tennessee limited liability company)

SAI NC HC2, INC. (a North Carolina corporation)

SAI OH HC1, INC. (an Ohio corporation)

SAI OK HC1, INC. (an Oklahoma corporation)

SAI OKLAHOMA CITY C, LLC (an Oklahoma limited liability company)

SAI OKLAHOMA CITY H, LLC (an Oklahoma limited liability company)

SAI ORLANDO CS, LLC (a Florida limited liability company)

SAI PEACHTREE, LLC (a Georgia limited liability company)

SAI PLYMOUTH C, LLC (a Michigan limited liability company)

SAI RIVERSIDE C, LLC (an Oklahoma limited liability company)

SAI ROCKVILLE IMPORTS, LLC (a Maryland limited liability company)

SAI TN HC1, LLC (a Tennessee limited liability company)

SAI TN HC2, LLC (a Tennessee limited liability company)

SAI TN HC3, LLC (a Tennessee limited liability company)

SAI TULSA N, LLC (an Oklahoma limited liability company)

SAI VA HC1, INC. (a Virginia corporation)

SANTA CLARA IMPORTED CARS, INC. (a California corporation)

SONIC AGENCY, INC. (a Michigan corporation)

SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation)

SONIC AUTOMOTIVE SUPPORT, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC. (a Florida corporation)

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC (a Florida limited liability company)

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC. (a Florida corporation)

SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)

SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)

SONIC – BUENA PARK H, INC. (a California corporation)

SONIC – CALABASAS A, INC. (a California corporation)

SONIC – CALABASAS M, INC. (a California corporation)

SONIC – CALABASAS V, INC. (a California corporation)

SONIC – CAPITOL CADILLAC, INC. (a Michigan corporation)

SONIC – CAPITOL IMPORTS, INC. (a South Carolina corporation)

SONIC – CARSON F, INC. (a California corporation)

SONIC – CARSON LM, INC. (a California corporation)

SONIC – CHATTANOOGA D EAST, LLC (a Tennessee limited liability company)

SONIC – COAST CADILLAC, INC. (a California corporation)

SONIC – DENVER T, INC. (a Colorado corporation)

SONIC – DENVER VOLKSWAGEN, INC. (a Colorado corporation)

SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)

SONIC DIVISIONAL OPERATIONS, LLC (a Nevada limited liability company)

SONIC – DOWNEY CADILLAC, INC. (a California corporation)

SONIC – ENGLEWOOD M, INC. (a Colorado corporation)

SONIC ESTORE, INC. (a North Carolina corporation)

SONIC – FORT MILL CHRYSLER JEEP, INC. (a South Carolina corporation)

SONIC – FORT MILL DODGE, INC. (a South Carolina corporation)

SONIC FREMONT, INC. (a California corporation)

SONIC – HARBOR CITY H, INC. (a California corporation)

SONIC – INTEGRITY DODGE LV, LLC (a Nevada limited liability company)

SONIC – LS, LLC (a Delaware limited liability company)

SONIC – LAKE NORMAN CHRYLSER JEEP, LLC (a North Carolina limited liability company)

SONIC – LAS VEGAS C EAST, LLC (a Nevada limited liability company)

SONIC – LAS VEGAS C WEST, LLC (a Nevada limited liability company)

SONIC – LLOYD NISSAN, INC. (a Florida corporation)

SONIC - LLOYD PONTIAC – CADILLAC, INC. (a Florida corporation)

SONIC – LONE TREE CADILLAC, INC. (a Colorado corporation)

SONIC – MANHATTAN FAIRFAX, INC. (a Virginia corporation)

SONIC – MASSEY CHEVROLET, INC. (a California corporation)

SONIC – MASSEY PONTIAC BUICK GMC, INC. (a Colorado corporation)

SONIC – NEWSOME CHEVROLET WORLD, INC. (a South Carolina corporation)

SONIC – NEWSOME OF FLORENCE, INC. (a South Carolina corporation)

SONIC – NORTH CHARLESTON, INC. (a South Carolina corporation)

SONIC – NORTH CHARLESTON DODGE, INC. (a South Carolina corporation)

SONIC OF TEXAS, INC. (a Texas corporation)

SONIC – OKEMOS IMPORTS, INC. (a Michigan corporation)

SONIC – PLYMOUTH CADILLAC, INC. (a Michigan corporation)

SONIC RESOURCES, INC. (a Nevada corporation)

SONIC – RIVERSIDE AUTO FACTORY, INC. (an Oklahoma corporation)

SONIC – SANFORD CADILLAC, INC. (a Florida corporation)

SONIC SANTA MONICA M, INC. (a California corporation)

SONIC SANTA MONICA S, INC. (a California corporation)

SONIC – SATURN OF SILICON VALLEY, INC. (a California corporation)

SONIC – SERRAMONTE I, INC. (a California corporation)

SONIC – SHOTTENKIRK, INC. (a Florida corporation)

SONIC – SOUTH CADILLAC, INC. (a Florida corporation)

SONIC – STEVENS CREEK B, INC. (a California corporation)

SONIC TYSONS CORNER H, INC. (a Virginia corporation)

SONIC TYSONS CORNER INFINITI, INC. (a Virginia corporation)

SONIC – VOLVO LV, LLC (a Nevada limited liability company)

SONIC WALNUT CREEK M, INC. (a California corporation)

SONIC – WEST COVINA T, INC. (a California corporation)

SONIC - WILLIAMS CADILLAC, INC. (an Alabama corporation)

SONIC WILSHIRE CADILLAC, INC. (a California corporation)

SRE ALABAMA – 2, LLC (an Alabama limited liability company)

SRE ALABAMA – 3, LLC (an Alabama limited liability company)

SRE ALABAMA – 4, LLC (an Alabama limited liability company)

SRE ALABAMA – 5, LLC (an Alabama limited liability company)

SREALESTATE ARIZONA – 1, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 2, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 3, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 4, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 5, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 6, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 7, LLC (an Arizona limited liability company)

SRE CALIFORNIA – 1, LLC (a California limited liability company)

SRE CALIFORNIA – 2, LLC (a California limited liability company)

SRE CALIFORNIA – 3, LLC (a California limited liability company)

SRE CALIFORNIA – 4, LLC (a California limited liability company)

SRE CALIFORNIA – 5, LLC (a California limited liability company)

SRE CALIFORNIA – 6, LLC (a California limited liability company)

SRE COLORADO – 1, LLC (a Colorado limited liability company)

SRE COLORADO – 2, LLC (a Colorado limited liability company)

SRE COLORADO – 3, LLC (a Colorado limited liability company)

SRE FLORIDA – 1, LLC (a Florida limited liability company)

SRE FLORIDA – 2, LLC (a Florida limited liability company)

SRE FLORIDA – 3, LLC (a Florida limited liability company)

SRE HOLDING, LLC (a North Carolina limited liability company)

SRE MARYLAND – 1, LLC (a Maryland limited liability company)

SRE MARYLAND – 2, LLC (a Maryland limited liability company)

SRE MICHIGAN – 3, LLC (a Michigan limited liability company)

SRE NEVADA – 1, LLC (a Nevada limited liability company)

SRE NEVADA – 2, LLC (a Nevada limited liability company)

SRE NEVADA – 3, LLC (a Nevada limited liability company)

SRE NEVADA – 4, LLC (a Nevada limited liability company)

SRE NEVADA – 5, LLC (a Nevada limited liability company)

SRE NORTH CAROLINA – 1, LLC (a North Carolina limited liability company)

SRE NORTH CAROLINA – 2, LLC (a North Carolina limited liability company)

SRE NORTH CAROLINA – 3, LLC (a North Carolina limited liability company)

SRE OKLAHOMA – 1, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 2, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 3, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 4, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 5, LLC (an Oklahoma limited liability company)

SRE SOUTH CAROLINA – 2, LLC (a South Carolina limited liability company)

SRE SOUTH CAROLINA – 3, LLC (a South Carolina limited liability company)

SRE SOUTH CAROLINA – 4, LLC (a South Carolina limited liability company)

SRE TENNESSEE – 1, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 2, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 3, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 4, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 5, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 6, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 7, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 8, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 9, LLC (a Tennessee limited liability company)

SRE VIRGINIA 1, LLC (a Virginia limited liability company)

SRE VIRGINIA – 2, LLC (a Virginia limited liability company)

STEVENS CREEK CADILLAC, INC. (a California corporation)

TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)

VILLAGE IMPORTED CARS, INC. (a Maryland corporation)

WINDWARD, INC. (a Hawaii corporation)

Z MANAGEMENT, INC. (a Colorado corporation)

PHILPOTT MOTORS, LTD. (a Texas limited partnership)

SONIC ADVANTAGE PA, LP (a Texas limited partnership)

SONIC AUTOMOTIVE OF TEXAS, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE 3401 N. MAIN, TX, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE 4701 I 10 EAST, TX, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE 5221 I 10 EAST, TX, L.P. (a Texas limited partnership)

SONIC – CADILLAC D, L.P. (a Texas limited partnership)

SONIC CAMP FORD, L.P. (a Texas limited partnership)

SONIC – CARROLLTON V, L.P. (a Texas limited partnership)

SONIC – CLEAR LAKE N, L.P. (a Texas limited partnership)

SONIC – CLEAR LAKE VOLKSWAGEN, L.P. (a Texas limited partnership)

SONIC – FORT WORTH T, L.P. (a Texas limited partnership)

SONIC – FRANK PARRA AUTOPLEX, L.P. (a Texas limited partnership)

SONIC HOUSTON JLR, LP (a Texas limited partnership)

SONIC HOUSTON LR, LP (a Texas limited partnership)

SONIC – HOUSTON V, L.P. (a Texas limited partnership)

SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P. (a Texas limited partnership)

SONIC LUTE RILEY, L. P. (a Texas limited partnership)

SONIC – MASSEY CADILLAC, L.P. (a Texas limited partnership)

SONIC – MESQUITE HYUNDAI, L.P. (a Texas limited partnership)

SONIC MOMENTUM B, L.P. (a Texas limited partnership)

SONIC MOMENTUM JVP, L.P. (a Texas limited partnership)

SONIC MOMENTUM VWA, L.P. (a Texas limited partnership)

SONIC – READING, L.P. (a Texas limited partnership)

SONIC – RICHARDSON F, L.P. (a Texas limited partnership)

SONIC SAM WHITE NISSAN, L.P. (a Texas limited partnership)

SONIC – UNIVERSITY PARK A, L.P. (a Texas limited partnership)

SRE TEXAS – 1, L.P. (a Texas limited partnership)

SRE TEXAS – 2, L.P. (a Texas limited partnership)

SRE TEXAS – 3, L.P. (a Texas limited partnership)

SRE TEXAS – 4, L.P. (a Texas limited partnership)

SRE TEXAS – 5, L.P. (a Texas limited partnership)

SRE TEXAS – 6, L.P. (a Texas limited partnership)

SRE TEXAS – 7, L.P. (a Texas limited partnership)

SRE TEXAS – 8, L.P. (a Texas limited partnership)

SAI GA HC1, LP (a Georgia limited partnership)

SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (a Georgia limited partnership)

SONIC – STONE MOUNTAIN T, L.P. (a Georgia limited partnership)

SRE GEORGIA – 1, L.P. (a Georgia limited partnership)

SRE GEORGIA – 2, L.P. (a Georgia limited partnership)

SRE GEORGIA – 3, L.P. (a Georgia limited partnership)

SAI STONE MOUNTAIN T, LLC (a Georgia limited liability company)

SONIC – LS CHEVROLET, L.P. (a Texas limited partnership)

SAI CLEARWATER T, LLC (a Florida limited liability company)

SAI COLUMBUS T, LLC (an Ohio limited liability company)

SAI GEORGIA, LLC (a Georgia limited liability company)

SAI IRONDALE L, LLC (an Alabama limited liability company)

SAI OKLAHOMA CITY T, LLC (an Oklahoma limited liability company)

SAI TULSA T, LLC (an Oklahoma limited liability company)

SAI ROCKVILLE L, LLC (a Maryland limited liability company)

as Guarantors,

and

U.S. Bank National Association, as Trustee

INDENTURE

Dated as of May 7, 2009

6.00% Senior Secured Convertible Notes due 2012, Series A

and

6.00% Senior Secured Convertible Notes due 2012, Series B

Reconciliation and tie between Trust Indenture Act of 1939,

as amended, and Indenture, dated as of May 7, 2009

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	509
	(a)(2)	509
	(b)	508, 510
§ 311	(a)	513
	(b)	513
§ 312	(a)	601
	(b)	602
	(c)	602
§ 313	(a)	603
	(b)	603
	(c)	603, 604
§ 314	(a)	604
	(a)(4)	920
	(b)	1506(a)
	(c)(1)	103
	(c)(2)	103
	(d)	1506
	(e)	103
§ 315	(a)	501(b)
	(b)	502
	(c)	501(a)
	(d)	501(c), 503
	(e)	414
§ 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	412
	(a)(1)(B)	413
	(b)	408
	(c)	105(e)
§ 317	(a)(1)	403(b)
	(a)(2)	404
	(b)	903
§ 318	(a)	108

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture and shall only apply to the extent the Trust Indenture Act is applicable to the Securities.

- i -

- ii -

- iii -

Section 1001.	Rights of Redemption.	138
Section 1002.	Applicability of Article.	138
Section 1003.	Election to Redeem; Notice to Trustee.	138
Section 1004.	Selection by Trustee of Securities to Be Redeemed.	138
Section 1005.	Notice of Redemption.	139
Section 1006.	Deposit of Redemption Price.	140
Section 1007.	Securities Payable on Redemption Date.	140
Section 1008.	Securities Redeemed or Purchased in Part.	141

ARTICLE ELEVEN SATISFACTION AND DISCHARGE		141

Section 1101.	Satisfaction and Discharge of Indenture.	141
Section 1102.	Repayment to the Company.	142

ARTICLE TWELVE GUARANTEES		142

Section 1201.	Guarantors’ Guarantee.	142
Section 1202.	Continuing Guarantee; No Right of Set-Off; Independent Obligation.	142
Section 1203.	Guarantee Absolute.	143
Section 1204.	Right to Demand Full Performance.	145
Section 1205.	Waivers.	146
Section 1206.	The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.	146
Section 1207.	Fraudulent Conveyance; Contribution; Subrogation.	147
Section 1208.	Guarantee Is in Addition to Other Security.	147
Section 1209.	Release of Security Interests.	147
Section 1210.	No Bar to Further Actions.	148
Section 1211.	Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.	148
Section 1212.	Trustee's Duties; Notice to Trustee.	148
Section 1213.	Successors and Assigns.	149
Section 1214.	Release of Guarantee.	149
Section 1215.	Execution of Guarantee.	149
Section 1216.	Notice to Trustee by Each of the Guarantors.	150
Section 1217.	Reliance on Judicial Orders or Certificates.	150
Section 1218.	Article Applicable to Paying Agents.	150
Section 1219.	No Suspension of Remedies.	150

ARTICLE THIRTEEN CONVERSION OF THE SECURITIES		151

Section 1301.	Conversion Privilege.	151
Section 1302.	Conversion Procedure.	152
Section 1303.	Fractional Shares.	153
Section 1304.	Taxes on Conversion.	153
Section 1305.	Company to Provide Stock.	153
Section 1306.	Adjustment for Change In Capital Stock.	153
Section 1307.	Adjustment for Rights Issue.	154
Section 1308.	Adjustment for Other Distributions.	155

- iv -

Section 1309.	Adjustments Related to Permitted Exchange Notes.	158
Section 1310.	When Adjustment May Be Deferred.	160
Section 1311.	When No Adjustment Required.	160
Section 1312.	Notice of Adjustment.	160
Section 1313.	Voluntary Increase.	161
Section 1314.	Notice of Certain Transactions.	161
Section 1315.	Reorganization of Company; Special Distributions.	161
Section 1316.	Company Determination Final.	162
Section 1317.	Trustee’s Adjustment Disclaimer.	162
Section 1318.	Simultaneous Adjustments.	163
Section 1319.	Successive Adjustments.	163
Section 1320.	Rights Issued in Respect of Class A Common Stock Issued Upon Conversion.	163
Section 1321.	Cash in Lieu of Class A Stock at the Company’s Option upon Conversion.	163

ARTICLE FOURTEEN RANKING OF LIENS		164

Section 1401.	Agreement for the Benefit of Holders of First Priority Liens.	164
Section 1402.	Securities, Guarantees and Other Second Priority Lien Obligations not Subordinated.	164
Section 1403.	Relative Rights.	164

ARTICLE FIFTEEN COLLATERAL AND SECURITY		166

Section 1501.	Security Documents.	166
Section 1502.	Recording.	166
Section 1503.	Collateral Agent.	166
Section 1504.	Authorization of Actions to be Taken.	167
Section 1505.	Release of Second Priority Liens.	168
Section 1506.	Filing, Recording and Opinions.	170

TESTIMONIUM

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

EXHIBIT A-1	Unrestricted Security Certificate for Series A Notes
EXHIBIT A-2	Unrestricted Security Certificate for Series B Notes

EXHIBIT B-1	Unrestricted Security Certificate for Series A Notes
EXHIBIT B-2	Unrestricted Security Certificate for Series B Notes

APPENDIX I	Form of Transferee Certificate for Securities

- v -

INDENTURE, dated as of May 7, 2009, between Sonic Automotive, Inc., a Delaware corporation (the “Company”), the guarantors set forth on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

The Company has duly authorized the creation of an issue of (i) 6.00% Senior Secured Convertible Notes due 2012, Series A (the “Series A Notes”) and (ii) 6.00% Senior Secured Convertible Notes due 2012, Series B (the “Series B Notes”, and together with the Series A Notes, the “Securities” (as further defined below)) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

Each Guarantor has duly authorized the issuance of a Guarantee of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and its Guarantee;

All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, (ii) the Guarantees, when executed by each of the Guarantors and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

(f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

“4.25% Convertible Senior Subordinated Notes” means the Company’s outstanding 4.25% Convertible Senior Subordinated Notes due 2015.

“8  5/8% Senior Subordinated Notes” means the Company’s outstanding 8 5/8% Senior Subordinated Notes due 2013.

“Acquired Indebtedness” means (i) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary; (ii) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; or (iii) Indebtedness of a Person assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Administrative Agent” means the administrative agent under the Credit Facility.

“Affiliate” means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, ten percent or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person, ten percent or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the

Depositary for such Security to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business in which the aggregate Fair Market Value does not exceed $2.5 million in any transaction or series or related transactions. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by the provisions described under Article Seven hereof, (B) that is by the Company to any Guarantor, or by any Guarantor to the Company or any Guarantor in accordance with the terms of this Indenture, (C) that is of obsolete equipment, (D) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection, (E) the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions, (F) any Restricted Payment permitted under Section 909 herein; or (G) upon exercise of remedies against the Collateral by (i) the holders of the First Lien Obligations in accordance with the collateral documents securing the First Lien Obligations or applicable law or (ii) the Collateral Agent or Trustee.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book-Entry Security” means any Global Securities bearing the legend specified in Section 202 evidencing all or part of a series of Securities, authenticated and delivered to the

Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests whether now outstanding or issued after the Issue Date, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means (i) marketable direct obligations, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. (“S&P”), or any successor rating agency, (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Change in Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of at least a 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where: (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as set forth in Section 909 (and such amount shall be treated as a Restricted Payment subject to Section 909); and (B) immediately after such transaction, no “person” or “group,” other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 35% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article Seven. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Class A common stock” means the Company’s Class A common stock, par value $.01 per share, or any successor common stock thereto.

“Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Trustee or Collateral Agent is granted a Second Priority Lien under any Security Document as security for all or any portion of the Indenture Obligations; provided, that Collateral shall not include any Excluded Property so long as such assets and rights and interests in property consist of Excluded Property.

“Collateral Agent” means the collateral agent under the Security Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of: (a) without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to (b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect, which pro forma calculation shall be made (to the extent Regulation S-X under the Securities Act would apply) in accordance with Regulation S-X under the Securities Act, to (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis, which pro forma calculation shall be made (to the extent Regulation S-X under the Securities Act would apply) in accordance with Regulation S-X under the Securities Act, shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation, (i) amortization of debt discount, (ii) the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and (v) accrued interest; plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries; plus (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary or secured by a Lien on assets of such Person or its Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs and any non-cash interest expense under the Securities or Permitted Exchange Notes or refinancings thereof or derivatives related thereto.

“Consolidated Net Income (Loss)” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (vii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, (viii) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person, (ix) any net gain or loss arising from the cumulative effect of changes to GAAP; (x) any non-cash charge related to the issuance of the Securities or the repurchase, redemption, or other acquisition, renewal, extension, substitution, refunding, refinancing, replacement or retirement for value of any Indebtedness or any cancellation of Indebtedness income, or (xi) any asset impairment charge or goodwill impairment charge.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidated Tangible Assets” of any Person means (a) all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Continuing Directors” means any member of the Board of Directors who (i) was a member of the Board of Directors on the date of original issuance of the Securities, or (ii) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Agent” means any Person (including the Company) authorized by the Company to receive Notes (and related documentation) upon conversion thereof.

“Conversion Price” as of any date means $1,000 divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

“Credit Facility” means, collectively, (i) the Credit Agreement, dated as of February 17, 2006, among the Company, the New Vehicle Borrowers, Bank of America, as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer, and the Lenders as from time to time amended, supplemented, restated, amended and restated, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof), and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company in writing to the Trustee and the Collateral Agent to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depositary Trust Company (“DTC”), its nominees and successors, or another Person designated as Depositary by the Company.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Event of Default” has the meaning specified in Section 401.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Excluded Property” means (A) any Franchise Agreement (as defined in the Credit Facility as of the date hereof), Framework Agreement (as defined in the Credit Facility as of the date hereof) or similar manufacturer agreement to the extent that any such Franchise Agreement (as defined in the Credit Facility as of the date hereof), Framework Agreement (as defined in the Credit Facility as of the date hereof) or similar manufacturer agreement is not assignable or capable of being encumbered as a matter of law or by the terms applicable thereto (unless any such restriction on assignment or encumbrance is ineffective under the UCC or other applicable law), without the consent of the applicable party thereto, (B) the Restricted Equity Interests (as defined in the Security Agreement (Escrowed Equity)) to the extent that applicable law or terms of the applicable Franchise Agreement (as defined in the Credit Facility as of the date hereof), Framework Agreement (as defined in the Credit Facility as of the date hereof) or similar manufacturer agreement would prohibit the pledge or encumbrance thereof (unless any such restriction on assignment or encumbrance is ineffective under the UCC or other applicable law), without the consent of the applicable party thereto, (C) any property financed by manufacturer-affiliated finance companies pursuant to an Inventory Facility permitted to be incurred under this Indenture and that secures such obligations on a first priority basis, (D) any pledges of stock or other equity interests of a Guarantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC of separate financial statements of such Guarantor that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (E) equity interests in Unrestricted Subsidiaries (subject to future grants under the terms of the Indenture), (F) any pledge of more than 65% of the total outstanding voting stock issued by any Subsidiary organized under the laws of a jurisdiction other than the United States, (G) any Permitted Real Estate Indebtedness Collateral (as defined on Exhibit A to the Security Agreement), (H) any other real property, or (I) any other assets excluded from, or that (for any other reason) are not included in, the Collateral securing the Credit Facility from time to time after the date hereof; provided, that (i) if any of the foregoing property described in clauses (A) through (I) ceases to be “Excluded Property” by its terms, such property shall no longer constitute Excluded Property and shall automatically be deemed to be Collateral under this Security Agreement and each other Note Document, as applicable, (ii) if any material property becomes “Excluded Property” by the operation of clause (I) above, the Company shall promptly notify the Collateral Agent of such property and (iii) if any real property ever secures the Credit Facility on a first-priority basis, such real property shall be Collateral and the relevant Grantor shall cause such real property to secure the Secured Obligations (as defined in the Security Agreement) on a second-priority basis with mortgage, real estate trust deed or similar instruments of Lien containing terms no more restrictive to the relevant Grantor than in the first-priority basis.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

“First Priority Lien” means a Lien on Collateral that is the most senior Lien on such Collateral and that secures First Priority Lien Obligations.

“First Priority Lien Obligations” means obligations of the Company and the Restricted Subsidiaries under the Credit Facility (including without limitation obligations owed to lenders and their affiliates in connection with swap agreements and cash management arrangements) that are secured by First Priority Liens.

“Floor Plan Facility” means an agreement from Ford Motor Credit Company, DaimlerChrysler Services of North America LLC, Toyota Motor Credit Corporation, General Motors Acceptance Corporation or any other bank or asset-based lender, including a new vehicle floor plan sub-facility and a used vehicle floor plan sub-facility under the Credit Facility, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness (i) the net proceeds of which are used to purchase, finance or refinance vehicles, vehicle parts, vehicle supplies or (in the case of the Credit Facility) a pre-existing credit facility and (ii) which Indebtedness may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facility, except that this clause (ii) shall not apply to any Floor Plan Facility under the Credit Facility.

“General Intangibles” means all intangible personal property including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interest in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which (i) for the purpose of determining compliance with the covenants contained in this Indenture, were in effect as of the Issue Date, and (ii) for purposes of complying with the reporting requirements contained in this Indenture are in effect on the issue date of the 8  5/8% Senior Subordinated Notes.

“Global Securities” means the Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 306.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or (v) otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the Securities, including any Person that is required to execute a guarantee of the Securities pursuant to Section 913 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable and any post-petition interest, and all other amounts due or to become due under or in connection with this Indenture, the Registration Rights Agreement, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent, the Administrative Agent, the Trustee, the Company and each other Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (but for clarity purposes excluding trade receivables and prepaid expenses, in each case arising in the ordinary course of business), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the original issue date of the Securities under this Indenture; it being understood that with respect to any Series A Note issued in exchange for any Series B Note, the original issue date of such Series A Note shall be the original issue date of the initial Series A Notes issued hereunder.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

“Maturity” means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Offer Proceeds, Change in Control Offer in respect of a Change in Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Mortgage Loans” mean (i) Indebtedness of the Company or a Subsidiary secured solely by Liens on real property used by a Subsidiary of the Company for the operation of a vehicle dealership, collision repair business or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof and (ii) revolving real estate acquisition and construction lines of credit and related mortgage refinancing facilities of the Company, each as may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 909, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Documents” means this Indenture, the Securities, the Guarantees and the Registration Rights Agreements.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee or counsel for the Company, any Guarantor or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any Guarantor and who shall be acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate thereof) in trust or set aside and segregated in trust by the Company or an Affiliate thereof (if the Company or an Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, including any exchange of

Series B Notes for Series A Notes, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Outstanding Notes” means the Company’s outstanding (a) 8 5/8% Senior Subordinated Notes, and (b) 4.25% Convertible Senior Subordinated Notes.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Permitted Exchange Notes” means any Indebtedness that may be issued to renew, extend, substitute, refund, refinance or replace the 4.25% Convertible Senior Subordinated Notes; provided such Indebtedness (A) does not exceed the principal amount of the 4.25% Convertible Senior Subordinated Notes, premiums, if any, and accrued and unpaid interest, (B) does not mature and is not subject to mandatory redemption at the option of a holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Maturity Date, (C) can either be unsecured or only be secured by Liens that are junior to the Liens in favor of the Trustee or the Collateral Agent and does not have the benefit of any collateral not otherwise securing the Securities, (D) does not have restrictive covenants that are more stringent in any material respect than the covenants described under Article IX taken as a whole, after giving effect to any amendment to the Indenture and the Securities made in compliance with Section 918, (F) may not be directly or indirectly guaranteed by any entity that does not also guarantee the Securities, (G) may not be directly or indirectly secured by the pledge of any assets of any entity that does not also guarantee the Securities and pledge its assets (on a second priority basis) to secure the Securities and (H) must provide that the Securities issued under the Indenture have priority with respect to Net Cash Proceeds from Asset Sales as described under Section 912.

“Permitted Holders” means (i) Mr. O. Bruton Smith and his guardians, conservators, committees, or attorneys-in-fact; (ii) lineal descendants of Mr. Smith (each, a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and (iii) each “Family Controlled Entity,” as defined herein. The term “Family Controlled Entity” means (a) any not-for-profit corporation if at least 80% of its board of directors is composed of

Permitted Holders and/or Descendants; (b) any other corporation if at least 80% of the value of its outstanding equity is owned by one or more Permitted Holders; (c) any partnership if at least 80% of the value of the partnership interests are owned by one or more Permitted Holders; (d) any limited liability or similar company if at least 80% of the value of the company is owned by one or more Permitted Holders; and (e) any trusts created for the benefit of any of the persons listed in clauses (i) or (ii) of this definition.

“Permitted Investment” means (i) Investments in the Company, any Securing Guarantor or any Person which, as a result of such Investment, (a) becomes a Securing Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Securing Guarantor; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses, (vi), (vii) and (viii) of the definition of “Permitted Indebtedness”; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Guarantor in connection with an Asset Sale permitted under Section 912 herein to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Guarantor; (vi) Investments representing Capital Stock or obligations issued to the Company or any Guarantor in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Guarantor; (vii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (viii) Investments in existence on the Issue Date; (ix) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (x) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(C) of the first paragraph of the covenant described under Section 909(a); (xi) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; (xiii) Investments in any of the Securities; and (xiv) in addition to the Investments described in clauses (i) through (xiii) above, Investments in an amount not to exceed $5.0 million in the aggregate at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Liens” means any of the Liens described by clauses (A) through (M) of Section 911.

“Permitted Real Estate Indebtedness Collateral” means Permitted Real Estate Indebtedness Collateral as defined in the Security Documents.

“Pledge Agreement” means the Pledge Agreement (as amended, modified, supplemented, restated or amended and restated from time to time) among the pledgors party thereto and the Collateral Agent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Prospectus” means the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or construction cost to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), (1) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Securities or (2) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of the assets by the Company in circumstances where a Holder would have similar rights), or (3) is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement relating to the Securities, dated as of May 7, 2009, among the Company, the Guarantors and the subscribers party thereto.

“Registration Statement” means any registration statement of the Company and the Guarantors which covers the sale or issuance of any of the Securities (and related guarantees) pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Responsible Officer” when used with respect to the Trustee means any officer or employee assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer or assistant officer of the Trustee or any agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto.

“Restricted Equity Interests” means Restricted Equity Interests as defined in the Security Agreement (Escrowed Equity).

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 916 herein.

“Revolving Credit Facility” means a revolving credit facility or sub-facility under the Credit Facility as from time to time amended, supplemented, restated, amended and restated, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refunded, refinanced or otherwise modified from time to time.

“Sale Price” of Capital Stock on any Trading Day or any other day means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal United States securities exchange on which the Capital Stock is listed. In the absence of such quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

“Second Priority Lien Obligations” means the Indenture Obligations and any other obligations of the Company or the Guarantors that are secured by Liens pursuant to the Security Documents.

“Second Priority Liens” means all Liens that secure the Second Priority Lien Obligations.

“Securing Guarantor” means all Guarantors that are parties to the Security Documents.

“Securities” means Series A Notes and Series B Notes, unless the context otherwise requires. The Series A Notes and Series B Notes are separate series of Notes, but shall be treated as a single class for all purposes under this Indenture, except as otherwise set forth herein. The Series A Notes rank pari passu in right of payment with the Series B Notes.

“Security Agreement” means the Security Agreement (as amended, modified, supplemented, restated or amended and restated from time to time) among the grantors party thereto and the Collateral Agent.

“Security Agreement (Escrowed Equity)” means the Security Agreement (Escrowed Equity) (as amended, modified, supplemented, restated or amended and restated from time to time) among the grantors party thereto and the Collateral Agent.

“Security Documents” means all agreements, instruments, documents, pledges or filings executed in connection with granting, or that evidences, the Lien of the Collateral Agent in the Collateral, including without limitation, the Security Agreement, the Security Agreement (Escrowed Equity) and the Pledge Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Indebtedness” means, with respect to any Person, all Indebtedness of any Person unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to senior indebtedness of such Person. Notwithstanding the foregoing, “Senior Indebtedness” shall include the Indenture Obligations, the Credit Facility to the extent the Company is a party thereto and may include any senior notes to be issued in respect of the 4.25% Convertible Senior Subordinated Notes.

“Series B Note Holder” means any Holder holding Series B Notes.

“Shelf Registration Statement” means a “shelf” registration statement of the Company and the Guarantors pursuant to Section 3 of the Registration Rights Agreement, which covers all of the Transfer Restricted Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Significant Group of Subsidiaries” means, at any particular time, any group of Subsidiaries that would collectively constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of the Indenture, except that references to “10 percent” in such provision of Article 1 of Regulation S-X be deemed to be references to “20 percent.”

“Significant Subsidiary” means, at any particular time, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of the Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities, including the Outstanding Notes, or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Trading Day” means any day on which the New York Stock Exchange, or any national securities exchange on which the Class A common stock is listed if not the New York Stock Exchange, is open for trading or, if the applicable security is not so listed, any Business Day.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“UCC” means the Uniform Commercial Code of the State of New York.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 916 herein.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Securities.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits or losses in ordinary circumstances) is owned by the Company or another Wholly-Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 102. Other Definitions.

Term	Defined in Section
“Act”	105
“Agent Members”	306
“Average Sale Price”	1301
“Change in Control Offer”	914
“Change in Control Purchase Date”	914
“Change in Control Purchase Notice”	914
“Change in Control Purchase Price”	914
“Conversion Date”	1302
“Conversion Rate”	1301

“Ex-Dividend Date”	1308
“Ex-Dividend Time”	1301
“Extraordinary Cash Dividend”	1308
“Defaulted Interest”	309
“incur”	908
“NYSE Approval”	203
“Offer”	912
“Offer Date”	912
“Offered Price”	912
“Private Placement Legend”	202
“Purchase Money Security Agreement”	101
“refinancing”	908
“Required Filing Date”	918
“Restricted Payments”	909
“Securities”	Recitals
“Security Amount”	912
“Security Register”	305
“Security Registrar”	305
“Special Payment Date”	309
“Surviving Entity”	701
“Surviving Guarantor Entity”	701

Section 103. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture and as may be requested by the Trustee, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

Section 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such officer or counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer has actual knowledge that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Securities; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

(b) The ownership of Securities shall be proved by the Security Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, including any exchange of Series B Notes for Series A Notes, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 106. Notices, etc., to the Trustee, the Company and any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 401(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

(b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 401(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o Sonic Automotive, Inc., 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, Attention: General Counsel or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

Section 107. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108. Conflict with Trust Indenture Act.

The requirements of the Trust Indenture Act shall not apply to this Indenture unless otherwise required by law. To the extent the requirements of the Trust Indenture Act are required by law, if any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date or purchase date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 115. Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 116. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 117. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

Section 118. No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No director, officer, employee, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities law.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

The Securities, the Guarantees and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities and Guarantees, as evidenced by their execution of the Securities and Guarantees. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The Securities may be issued initially in certificated form, substantially in the form set forth in Section 202, registered in the name of the Holder, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other reasonable manner as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

The Securities may be issued in the form of one or more Global Securities, deposited upon issuance with the Trustee, as custodian for the Depositary, or directly with any Depositary registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon issuance of Global Securities, the aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Depositary or the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Section 202. Form of Face of Security.

(a) The form of the face of any certificate evidencing a Security (and all securities issued in exchange therefor or substitution thereof) shall bear the legend set forth below authenticated and delivered hereunder shall be substantially as follows:

THIS AGREEMENT OR INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF MAY 7, 2009, AMONG BANK OF AMERICA, N.A., AS FIRST LIEN AGENT, U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN AGENT, SONIC AUTOMOTIVE, INC. AND THE SUBSIDIARIES OF SONIC AUTOMOTIVE, INC. PARTY THERETO (THE “INTERCREDITOR AGREEMENT”), AND EACH PARTY TO OR HOLDER OF THIS AGREEMENT OR

INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). IF THIS NOTE IS ISSUED WITH OID, THE ISSUE PRICE, ORIGINAL ISSUE DATE, TOTAL AMOUNT OF OID AND YIELD TO MATURITY OF THE NOTE MAY BE OBTAINED BY CONTACTING JOSEPH D. O’CONNOR, JR., VICE PRESIDENT AND TAX DIRECTOR, AT SONIC AUTOMOTIVE, INC., 6415 IDLEWILD ROAD, SUITE 109, CHARLOTTE, NORTH CAROLINA, 28212, OR AT 704-566-2400.

(b) In addition to the legends required by Section 202(a), the form of the face of any certificate evidencing a Security (and all securities issued in exchange therefore or substitution thereof, other than Class A common stock issued upon conversion thereof, which shall bear the legend in substantially the form set forth in Section 202(b)(ii)) shall bear the legend set forth below (the “Private Placement Legend”) authenticated and delivered hereunder shall be substantially as follows:

(i) unless and until (1) a Security is resold under an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, (2) the holding period applicable to sales under Rule 144(d) under the Securities Act (or any successor provision) has expired, or (3) a Security is exchanged for a De-Legended Security in accordance with Section 307(b) of this Indenture:

THIS SECURITY, THE GUARANTEES ENDORSED HEREON AND THE SHARES OF SONIC AUTOMOTIVE, INC. (THE “COMPANY”) COMMON STOCK (“COMMON STOCK”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE GUARANTEES ENDORSED HEREON, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY AND THE GUARANTEES ENDORSED HEREON, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS SECURITY AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE SECURITIES AND THE GUARANTEES MAY BE TRANSFERRED TO (A) THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) IF THE SECURITIES

AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Legend if Security is a Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR ANY OTHER ENTITY ACTING AS DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) OR ANY OTHER ENTITY ACTING AS DEPOSITARY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

(ii) Any certificate evidencing any Class A common stock issued upon conversion of a Security hereunder shall bear the legend set forth below on the face thereof, unless and until (i) such Class A common stock or Security, if prior to conversion, is resold under an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, or (ii) the holding period applicable to sales under Rule 144(d) under the Securities Act (or any successor provision) has expired:

THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE (THIS “SECURITY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE SUCH TRANSFER WOULD BE FREELY PERMITTED UNDER THE SECURITIES LAWS, EXCEPT THAT THE SECURITIES MAY BE TRANSFERRED TO (A) SONIC AUTOMOTIVE, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IF THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (RULE “144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE COMPANY’S TRANSFER AGENT’S RIGHT TO REQUIRE THE HOLDER TO FURNISH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(c) The form of the face of any certificate evidencing a Series A Note (and all securities issued in exchange therefore or substitution thereof, other than Class A common stock issued upon conversion thereof) shall be substantially as follows:

SONIC AUTOMOTIVE, INC.

6.00% SENIOR SECURED CONVERTIBLE NOTE DUE 2012, SERIES A

CUSIP NO.
No.	$

Sonic Automotive, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                     or registered assigns, the principal sum of $                     United States dollars, or such other principal amount (which, when taken together with the principal amounts of all other Securities then Outstanding, shall not exceed $85,627,000 less the principal amount of Securities redeemed by the Company in accordance with the Indenture) as may be set forth on the Security Register on Appendix A hereto in accordance with the Indenture, on May 15, 2012, at the office or agency of the Company referred to below, and to pay interest thereon from May 7, 2009, semiannually on May 1 and November 1 in each year, commencing November 1, 2009 at the rate of 6.00% per annum in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This Series A Note is part of a class of securities with the Series B Notes. The Series B Notes will be convertible into Series A Notes under certain circumstances as set forth in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York, 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the

Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Securities are general obligations of the Company, secured by Liens on the Collateral as described in the Indenture. This Security is entitled to the benefits of the Guarantees by the Guarantors on the terms set forth in the Indenture of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders.

Reference is made to Article Twelve of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Sonic Automotive, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 6.00% Senior Secured Convertible Notes due 2012, Series A, referred to in the within-mentioned Indenture.

U.S Bank National Association,
as Trustee

By:
Authorized Signer

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920, as applicable, of the Indenture, check the Box:  ☐.

If you wish to have a portion of this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920 as applicable, of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

(d) The form of the face of any certificate evidencing a Series B Note (and all Series B Notes issued in exchange therefor or substitution thereof other than Class A common stock issued upon conversion thereof) shall be substantially as follows:

SONIC AUTOMOTIVE, INC.

6.00% SENIOR SECURED CONVERTIBLE NOTE DUE 2012, SERIES B

CUSIP NO.

No.	$

Sonic Automotive, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value

received, hereby promises to pay to                      or registered assigns, the principal sum of $6,700,000 United States dollars, or such other principal amount (which, when taken together with the principal amounts of all other Securities then Outstanding, shall not exceed $85,627,000 less the principal amount of Securities redeemed by the Company in accordance with the Indenture) as may be set forth on the Security Register on Appendix A hereto in accordance with the Indenture, on May 15, 2012, at the office or agency of the Company referred to below, and to pay interest thereon from May 7, 2009, semiannually on May 1 and November 1 in each year, commencing November 1, 2009 at the rate of 6.00% per annum in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. This Series B Note is part of a class of securities with the Series A Notes. The Series B Notes will be convertible into Series A Notes under certain circumstances as set forth in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York, 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Securities are general obligations of the Company, secured by Liens on the Collateral as described in the Indenture. This Security is entitled to the benefits of the Guarantees by the Guarantors on the terms set forth in the Indenture of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders.

Reference is made to Article Twelve of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Sonic Automotive, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 6.00% Senior Secured Convertible Notes due 2012, Series B, referred to in the within-mentioned Indenture.

U.S Bank National Association,
as Trustee

By:
Authorized Signer

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920, as applicable, of the Indenture, check the Box:  ☐.

If you wish to have a portion of this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920 as applicable, of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

(d)	[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Section 203. Form of Reverse of Securities.

(a) The form of the reverse of the Series A Note shall be substantially as follows:

Sonic Automotive, Inc.

6.00% Senior Secured Convertible Note due 2012, Series A

This Security is one of a duly authorized issue of Securities of the Company designated as its 6.00% Senior Secured Convertible Notes due 2012, Series A (herein called the “Series A Note” and together with the Series B Notes, the “Securities”, unless the context otherwise requires), limited in aggregate principal amount to $85,627,000, issued under and subject to the terms of an indenture, dated as of May 7, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Redemption of Securities at the Option of the Company

The Securities are subject to redemption at the option of the Company in whole at any time or from time to time in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed as indicated below:

Period	Redemption Price
Beginning on the Issue Date and ending on April 30, 2010	100.00%
Beginning on May 1, 2010 and ending on April 30, 2011	106.00%
Beginning on May 1, 2011 and thereafter	112.00%

in each case, together with accrued and unpaid interest, if any, to (but excluding) the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed by lot, or in its discretion, on a pro rata basis. If a portion of a Holder’s Securities is selected for partial redemption and that Holder converts (as described below) a portion of its Securities, the converted portion will be deemed to be of the portion selected for redemption.

In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The redemption prices set forth in the above chart shall not apply to any payment of the principal of the Security at its maturity or upon acceleration, conversion, mandatory redemption or required repurchase pursuant to the conversion rights set forth herein under “Conversion,” Section 914 or Section 920 of the Indenture or otherwise.

Repurchases of Securities by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, if the Company is not able to consummate a transaction with holders of at least 85% of the aggregate principal amount of 4.25% Convertible Senior Subordinated Notes outstanding as of the Issue Date pursuant to amendment, waiver, extension, substitution, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or otherwise prior to August 25, 2010 to extend or waive their right to require the Company to purchase such notes on November 30, 2010 to a date that is at least 91 days after Maturity and the Company has not withdrawn the notice to Holders required by the Indenture, on August 25, 2010 (the “Repurchase Date”), the Company agrees to make an offer to repurchase, at the option of the Holder, all of the Outstanding Securities held by such Holder for cash in integral multiples of $1,000, at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid Interest, if any, on those Securities up to, but not including, the Repurchase Date (the “Repurchase Price”). If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest. Instead, the Company shall pay such accrued and unpaid Interest, on the Interest Payment Date, to the Holder of Record on the corresponding Interest Record Date. Not later than 20 Business Days prior to any Repurchase Date, the Company shall have provided by mail and each Holder shall have received a written notice by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). Such notice shall include a form of Repurchase Notice to be completed by a Holder and include the information required in the Indenture. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. Such Repurchase Notice shall be deemed null and void if the Company is permitted to withdraw its notice to Holders pursuant to the succeeding paragraph.

The Company shall have the right to withdraw its notice to Holders of the repurchase rights (without the consent of any such Holders) if the Company is able to secure such extension or waiver for at least 85% of the 4.25% Convertible Senior Subordinated Notes after such notice is sent, whether or not before August 25, 2010, at which time the Company’s obligation to repurchase the Securities shall cease.

Holders have the right to withdraw any Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture on or prior to the Repurchase Date.

Unless the Company has withdrawn its notice to Holders, the Company shall deposit with the Paying Agent the Repurchase Price with respect to all Securities subject to a Repurchase Notice on the Repurchase Date. If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Repurchase Date, Interest shall cease to accrue on such Securities (or portions thereof) on and following such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

Change in Control Permits Purchase of Securities by the Company at the Option of the Holder

Upon the occurrence of a Change in Control, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of the purchase, in accordance with the procedures set forth in the Indenture.

Conversion

Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Securities into the Company’s Class A common stock on or after August 25, 2011, to (and including) the close of business on the Business Day immediately preceding the Maturity Date at any time, at the option of the Holder, through Maturity.

A Holder may convert Series A Notes in multiples of $1,000 principal amount into Class A common stock. The Conversion Price per share of Class A common stock will initially equal the aggregate principal amount of Securities on the Issue Date, divided by the maximum number of shares that may be issued upon conversion without obtaining shareholder approval under Rule 312.03 of the NYSE Listed Company Manual less (i) 857,616 shares of Class A common stock and (ii) the number of shares of Class A common stock into which the Series B Notes may be converted. Upon receipt of (i) shareholder approval for the issuance of the full number of shares of Class A common stock issuable upon conversion of the Series A Notes at a $4.00 per share conversion price in accordance with the requirements of Rule 312.03 of the NYSE Listed Company Manual or (ii) an exemption for such issuance from the NYSE pursuant to Rule 312.05 of the NYSE Listed Company Manual (in each case (i) or (ii), “NYSE Approval”), the Series A Notes’ Conversion Price shall be adjusted to $4.00 per share, or a conversion rate of 250 shares per $1,000 principal amount of Securities. The Company has agreed to use its reasonable best efforts to cause to obtain, as promptly as practicable after the Issue Date, NYSE Approval. In the event the Company shall elect to obtain shareholder approval as specified in clause (i) above, it shall file a preliminary proxy statement with the Commission no later than May 31, 2009. The Company will deliver cash in lieu of any fractional share of Class A common stock in such amount as is equal to the applicable portion of the then current sale price of the Company’s Class A common stock on the Trading Day immediately preceding the Conversion Date.

To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The date a Holder complies with these requirements is the “Conversion Date” with respect to the Securities to be converted. Such Securities will be deemed to have been converted immediately prior to the close of business on the Conversion Date. If a Holder’s interest is a beneficial interest in a Global Security, in order to convert a Security a Holder must comply with requirements (2), (3) and (4) set forth above and comply with the Depositary’s procedures for converting a beneficial interest in a Global Security.

A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Class A common stock except as provided in the Indenture. Upon conversion of a

Security, a Holder will receive a cash payment of interest representing accrued and unpaid interest, except if such conversion occurs during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date. Holders of Securities surrendered for conversion during such period will receive the semiannual interest payable on such Securities on the corresponding interest payment date notwithstanding the conversion.

The Conversion Rate will not be adjusted for accrued and unpaid interest. A certificate for the number of full shares of Class A common stock into which any Security is converted, together with any cash payment for fractional shares, will be delivered through the Conversion Agent as soon as practicable following the Conversion Date.

So long as NYSE Approval has been obtained, if the conversion price of the Permitted Exchange Notes on the Target Date (as defined in Section 1309 of the Indenture) is below Fair Market Value (as defined in Section 1309 of the Indenture), then the per share conversion price of the Securities will be adjusted upon issuance of the Permitted Exchange Notes in accordance with Section 1309(a) of the Indenture. So long as the NYSE Approval has been obtained, if the conversion price of the Permitted Exchange Notes is below the Conversion Price of the Securities in effect at any time from time to time prior to the Maturity Date, then the per share conversion price of the Securities shall be adjusted in accordance with Section 1309(b) of the Indenture.

In addition, the Conversion Rate will be adjusted for dividends or distributions on Class A common stock payable in Class A common stock or other of the Company’s Capital Stock; subdivisions, combinations or certain reclassifications of Class A common stock; distributions to all holders of Class A common stock of certain rights to purchase Class A common stock for a period expiring within 60 days of issuance for such distribution at less than the then current Sale Price of the Class A common stock at the Time of Determination; and distributions to the holders of the Company’s Class A common stock of a portion of the Company’s assets (including shares of Capital Stock of a Subsidiary) or debt securities issued by the Company or certain rights to purchase the Company’s securities (excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 5% of the sale price of the Company’s Class A common stock on the day preceding the date of declaration of such dividend or other distribution). However, no adjustment to the Conversion Rate need be made if Holders of the Securities may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

Subject to the required purchase described in Section 701 of the Indenture, if the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Class A common stock will be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another Person which the Holder would have received if the Holder had converted the Holder’s Securities immediately prior to the transaction.

In lieu of delivery of shares of the Company’s Class A common stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Company may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) equal to the average sale price of the Company’s Class A common stock for the five consecutive Trading Days immediately following the date of the notice of the Company’s election to deliver cash multiplied by the number of shares of the Company’s Class A common stock which would have been issued on conversion and in respect of which cash is being delivered in lieu of shares. The Company will inform the Holders through the Trustee no later than two Business Days following the receipt of a conversion notice of the Company’s election to deliver shares of the Company’s Class A common stock or to pay cash in lieu of delivery of the shares. If the Company elects to deliver all of such payment in shares of Class A common stock, the shares will be delivered through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of the Class A common stock, will be made to Holders surrendering Securities no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default, as described in the Indenture (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Securities or portion of a Security (other than cash for fractional shares).

Event of Default

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Lien Subordination and Sharing

The Securities and the Guarantees are secured by Second Priority Liens upon the Collateral pursuant to certain Security Documents. The Liens are also subject to an Intercreditor Agreement.

Amendment and Waiver

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (75% and 100% of the Holders in certain circumstances, as the case may be), on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. The amendment of any provision of the Indenture or the modification of the rights and obligations of the Company and/or Guarantors that would adversely affect the Series B Notes in any material respect without similarly adversely affecting the Series A Notes shall require the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Series B Notes. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, including any exchange of Series B Notes for Series A Notes, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If Global Securities are issued, certificated Securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Securities, if any, if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if it ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days, (y) the Company decides to discontinue use of the system of book-entry transfer though the Depositary (or any successor depositary) or (z)

there shall have occurred and be continuing an Event of Default and upon request of the Security Registrar from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Securities are be required to include the Private Placement Legend unless the legend is not required by applicable law or the Securities are no longer required to include the Private Placement Legend pursuant to the terms of the Indenture.

Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

CONVERSION NOTICE

To convert this Security into Class A common stock of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920 of the Indenture, check the Box:   ☐.

If you wish to have a portion of this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920 as applicable, of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

(b) The form of the reverse of the Series B Note shall be substantially as follows:

Sonic Automotive, Inc. 6.00%

Senior Secured Convertible Note due 2012, Series B

This Security is one of a duly authorized issue of Securities of the Company designated as its 6.00% Senior Secured Convertible Notes due 2012, Series B (herein called the “Series B Note” and together with the Series A Notes, the “Securities”, unless the context otherwise requires), limited in aggregate principal amount to $85,627,000, issued under and subject to the terms of an indenture, dated as of May 7, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Redemption of Securities at the Option of the Company

The Securities are subject to redemption at the option of the Company in whole at any time or from time to time in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed as indicated below:

Period	Redemption Price
Beginning on the Issue Date and ending on April 30, 2010	100.00%
Beginning on May 1, 2010 and ending on April 30, 2011	106.00%
Beginning on May 1, 2011 and thereafter	112.00%

in each case, together with accrued and unpaid interest, if any, to (but excluding) the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed by lot, or in its discretion, on a pro rata basis. If a portion of a Holder’s Securities is selected for partial redemption and that Holder converts (as described below) a portion of its Securities, the converted portion will be deemed to be of the portion selected for redemption.

In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The redemption prices set forth in the above chart shall not apply to any payment of the principal of the Security at its maturity or upon acceleration, conversion, mandatory redemption or required repurchase pursuant to the conversion rights set forth herein under “Conversion,” Section 914 or Section 920 of the Indenture or otherwise.

Repurchases of Securities by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, if the Company is not able to consummate a transaction with holders of at least 85% of the aggregate principal amount of 4.25% Convertible Senior Subordinated Notes outstanding as of the Issue Date pursuant to amendment, waiver, extension, substitution, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or otherwise prior to August 25, 2010 to extend or waive their right to require the Company to purchase such notes on November 30, 2010 to a date that is at least 91 days after Maturity and the Company has not withdrawn the notice to Holders required by the Indenture, on August 25, 2010 (the “Repurchase Date”), the Company agrees to make an offer to repurchase, at the option of the Holder, all of the Outstanding Securities held by such Holder for cash in integral multiples of $1,000, at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid Interest, if any, on those Securities up to, but not including, the Repurchase Date (the “Repurchase Price”). If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest. Instead, the Company shall pay such accrued and unpaid Interest, on the Interest Payment Date, to the Holder of Record on the corresponding Interest Record Date. Not later than 20 Business Days prior to any Repurchase Date, the Company shall have provided by mail and each Holder shall have received a written notice by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). Such notice shall include a form of Repurchase Notice to be completed by a Holder and include the information required in the Indenture. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture. Such Repurchase Notice shall be deemed null and void if the Company is permitted to withdraw its notice to Holders pursuant to the succeeding paragraph.

The Company shall have the right to withdraw its notice to Holders of the repurchase rights (without the consent of any such Holders) if the Company is able to secure such extension or waiver for at least 85% of the 4.25% Convertible Senior Subordinated Notes after such notice is sent, whether or not before August 25, 2010, at which time the Company’s obligation to repurchase the Securities shall cease.

Holders have the right to withdraw any Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture on or prior to the Repurchase Date.

Unless the Company has withdrawn its notice to Holders, the Company shall deposit with the Paying Agent the Repurchase Price with respect to all Securities subject to a Repurchase Notice on the Repurchase Date. If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Repurchase Date, Interest shall cease to accrue on such Securities (or portions thereof) on and following such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Security.

Change in Control Permits Purchase of Securities by the Company at the Option of the Holder

Upon the occurrence of a Change in Control, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of the purchase, in accordance with the procedures set forth in the Indenture.

Conversion

Subject to the provisions hereof and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Securities into the Company’s Class A common stock on or after August 25, 2011, to (and including) the close of business on the Business Day immediately preceding the Maturity Date at any time, at the option of the Holder, through Maturity.

A Holder may convert Series B Notes in multiples of $1,000 principal amount into Class A common stock. The Series B Notes’ Conversion Price per share of Class A common stock will initially equal $8.00 and the Series B Notes’ Conversion Rate will initially equal 125 shares per $1,000 principal amount of Series B Notes. The Company will deliver cash in lieu of any fractional share of Class A common stock in such amount as is equal to the applicable portion of the then current sale price of the Company’s Class A common stock on the Trading Day immediately preceding the Conversion Date.

To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. The date a Holder complies with these requirements is the “Conversion Date” with respect to the Securities to be converted. Such Securities will be deemed to have been converted immediately prior to the close of business on the Conversion Date. If a Holder’s interest is a beneficial interest in a Global Security, in order to convert a Security a Holder must comply with requirements (2), (3) and (4)

set forth above and comply with the Depositary’s procedures for converting a beneficial interest in a Global Security.

A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Class A common stock except as provided in the Indenture. Upon conversion of a Security, a Holder will receive a cash payment of interest representing accrued and unpaid interest, except if such conversion occurs during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date. Holders of Securities surrendered for conversion during such period will receive the semiannual interest payable on such Securities on the corresponding interest payment date notwithstanding the conversion.

The Conversion Rate will not be adjusted for accrued and unpaid interest. A certificate for the number of full shares of Class A common stock into which any Security is converted, together with any cash payment for fractional shares, will be delivered through the Conversion Agent as soon as practicable following the Conversion Date.

In addition, the Conversion Rate will be adjusted for dividends or distributions on Class A common stock payable in Class A common stock or other of the Company’s Capital Stock; subdivisions, combinations or certain reclassifications of Class A common stock; distributions to all holders of Class A common stock of certain rights to purchase Class A common stock for a period expiring within 60 days of issuance for such distribution at less than the then current Sale Price of the Class A common stock at the Time of Determination; and distributions to the holders of the Company’s Class A common stock of a portion of the Company’s assets (including shares of Capital Stock of a Subsidiary) or debt securities issued by the Company or certain rights to purchase the Company’s securities (excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 5% of the sale price of the Company’s Class A common stock on the day preceding the date of declaration of such dividend or other distribution). However, no adjustment to the Conversion Rate need be made if Holders of the Securities may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

Subject to the required purchase described in Section 701 of the Indenture, if the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Class A common stock will be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another Person which the Holder would have received if the Holder had converted the Holder’s Securities immediately prior to the transaction.

In lieu of delivery of shares of the Company’s Class A common stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Company may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) equal to the average sale price of the Company’s Class A common stock for the five consecutive

Trading Days immediately following the date of the notice of the Company’s election to deliver cash multiplied by the number of shares of the Company’s Class A common stock which would have been issued on conversion and in respect of which cash is being delivered in lieu of shares. The Company will inform the Holders through the Trustee no later than two Business Days following the receipt of a conversion notice of the Company’s election to deliver shares of the Company’s Class A common stock or to pay cash in lieu of delivery of the shares. If the Company elects to deliver all of such payment in shares of Class A common stock, the shares will be delivered through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of the Class A common stock, will be made to Holders surrendering Securities no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default, as described in the Indenture (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Securities or portion of a Security (other than cash for fractional shares).

Event of Default

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Lien Subordination and Sharing

The Securities and the Guarantees are secured by Second Priority Liens upon the Collateral pursuant to certain Security Documents. The Liens are also subject to an Intercreditor Agreement.

Amendment and Waiver

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (75% and 100% of the Holders in certain circumstances, as the case may be), on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. The amendment of any provision of the Indenture or the modification of the rights and obligations of the Company and/or Guarantors that would adversely affect the Series B Notes in any material respect without similarly adversely affecting the Series A Notes shall require the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Series B Notes. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, including any exchange of Series B Notes for Series A Notes, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If Global Securities are issued, certificated Securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Securities, if any, if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if it ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days, (y) the Company decides to discontinue use of the system of book-entry transfer though the Depositary (or any successor depositary) or (z) there shall have occurred and be continuing an Event of Default and upon request of the Security Registrar from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Securities are be required to include the Private Placement Legend unless the legend is not required by applicable law or the Securities are no longer required to include the Private Placement Legend pursuant to the terms of the Indenture.

Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

CONVERSION NOTICE

To convert this Security into Class A common stock of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920 of the Indenture, check the Box:  ☐.

If you wish to have a portion of this Security purchased by the Company pursuant to Section 912, Section 914 or Section 920 as applicable, of the Indenture, state the amount (in original principal amount):

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Section 204. Form of Guarantee.

The form of Guarantee shall be set forth on the Securities substantially as follows:

GUARANTEE

For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Twelve of the Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Security. These Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:

ADI OF THE SOUTHEAST LLC (a South Carolina limited liability company)

ANTREV, LLC (a North Carolina limited liability company)

ARNGAR, INC. (a North Carolina corporation)

AUTOBAHN, INC. (a California corporation)

AVALON FORD, INC. (a Delaware corporation)

CASA FORD OF HOUSTON, INC. (a Texas corporation)

CORNERSTONE ACCEPTANCE CORPORATION (a Florida corporation)

FAA AUTO FACTORY, INC. (a California corporation)

FAA BEVERLY HILLS, INC. (a California corporation)

FAA CAPITOL F, INC. (a California corporation)

FAA CAPITOL N, INC. (a California corporation)

FAA CONCORD H, INC. (a California corporation)

FAA CONCORD N, INC. (a California corporation)

FAA CONCORD T, INC. (a California corporation)

FAA DUBLIN N, INC. (a California corporation)

FAA DUBLIN VWD, INC. (a California corporation)

FAA HOLDING CORP. (a California corporation)

FAA LAS VEGAS H, INC. (a Nevada corporation)

FAA MARIN F, INC. (a California corporation)

FAA MARIN LR, INC. (a California corporation)

FAA POWAY G, INC. (a California corporation)

FAA POWAY H, INC. (a California corporation)

FAA POWAY T, INC. (a California corporation)

FAA SAN BRUNO, INC. (a California corporation)

FAA SANTA MONICA V, INC. (a California corporation)

By:
David P. Cosper

Vice President
Title

FAA SERRAMONTE, INC. (a California corporation)

FAA SERRAMONTE H, INC. (a California corporation)

FAA SERRAMONTE L, INC. (a California corporation)

FAA STEVENS CREEK, INC. (a California corporation)

FAA TORRANCE CPJ, INC. (a California corporation)

FIRSTAMERICA AUTOMOTIVE, INC. (a Delaware corporation)

FORT MILL FORD, INC. (a South Carolina corporation)

FORT MYERS COLLISION CENTER, LLC (a Florida limited liability company)

FRANCISCAN MOTORS, INC. (a California corporation)

FRANK PARRA AUTOPLEX, INC. (a Texas corporation)

FRONTIER OLDSMOBILE-CADILLAC, INC. (a North Carolina corporation)

HMC FINANCE ALABAMA, INC. (an Alabama corporation)

KRAMER MOTORS INCORPORATED (a California corporation)

L DEALERSHIP GROUP, INC. (a Texas corporation)

MARCUS DAVID CORPORATION (a North Carolina corporation)

MASSEY CADILLAC, INC. (a Tennessee corporation)

MASSEY CADILLAC, INC. (a Texas corporation)

MOUNTAIN STATES MOTORS CO., INC. (a Colorado corporation)

ONTARIO L, LLC (a California limited liability company)

ROYAL MOTOR COMPANY, INC. (an Alabama corporation)

SAI AL HC1, INC. (an Alabama corporation)

SAI AL HC2, INC. (an Alabama corporation)

SAI ANN ARBOR IMPORTS, LLC (a Michigan limited liability company)

SAI ATLANTA B, LLC (a Georgia limited liability company)

SAI BROKEN ARROW C, LLC (an Oklahoma limited liability company)

SAI CHARLOTTE M, LLC (a North Carolina limited liability company)

SAI COLUMBUS MOTORS, LLC (an Ohio limited liability company)

SAI COLUMBUS VWK, LLC (an Ohio limited liability company)

SAI FL HC1, INC. (a Florida corporation)

SAI FL HC2, INC. (a Florida corporation)

SAI FL HC3, INC. (a Florida corporation)

SAI FL HC4, INC. (a Florida corporation)

SAI FL HC5, INC. (a Florida corporation)

SAI FL HC6, INC. (a Florida corporation)

SAI FL HC7, INC. (a Florida corporation)

SAI FORT MYERS B, LLC (a Florida limited liability company)

SAI FORT MYERS H, LLC (a Florida limited liability company)

SAI FORT MYERS M, LLC (a Florida limited liability company)

SAI FORT MYERS VW, LLC (a Florida limited liability company)

By:
David P. Cosper

Vice President
Title

SAI IRONDALE IMPORTS, LLC (an Alabama limited liability company)

SAI LANSING CH, LLC (a Michigan limited liability company)

SAI LONG BEACH B, INC. (a California corporation)

SAI MD HC1, INC. (a Maryland corporation)

SAI MONROVIA B, INC. (a California corporation)

SAI MONTGOMERY B, LLC (an Alabama limited liability company)

SAI MONTGOMERY BCH, LLC (an Alabama limited liability company)

SAI MONTGOMERY CH, LLC (an Alabama limited liability company)

SAI NASHVILLE CSH, LLC (a Tennessee limited liability company)

SAI NASHVILLE H, LLC (a Tennessee limited liability company)

SAI NASHVILLE M, LLC (a Tennessee limited liability company)

SAI NASHVILLE MOTORS, LLC (a Tennessee limited liability company)

SAI NC HC2, INC. (a North Carolina corporation)

SAI OH HC1, INC. (an Ohio corporation)

SAI OK HC1, INC. (an Oklahoma corporation)

SAI OKLAHOMA CITY C, LLC (an Oklahoma limited liability company)

SAI OKLAHOMA CITY H, LLC (an Oklahoma limited liability company)

SAI ORLANDO CS, LLC (a Florida limited liability company)

SAI PEACHTREE, LLC (a Georgia limited liability company)

SAI PLYMOUTH C, LLC (a Michigan limited liability company)

SAI RIVERSIDE C, LLC (an Oklahoma limited liability company)

SAI ROCKVILLE IMPORTS, LLC (a Maryland limited liability company)

SAI TN HC1, LLC (a Tennessee limited liability company)

SAI TN HC2, LLC (a Tennessee limited liability company)

SAI TN HC3, LLC (a Tennessee limited liability company)

SAI TULSA N, LLC (an Oklahoma limited liability company)

SAI VA HC1, INC. (a Virginia corporation)

SANTA CLARA IMPORTED CARS, INC. (a California corporation)

SONIC AGENCY, INC. (a Michigan corporation)

SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation)

SONIC AUTOMOTIVE SUPPORT, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE – 1495 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC. (a Florida corporation)

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC (a Florida limited liability company)

By:
David P. Cosper

Vice President
Title

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC. (a Florida corporation)

SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)

SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)

SONIC – BUENA PARK H, INC. (a California corporation)

SONIC – CALABASAS A, INC. (a California corporation)

SONIC – CALABASAS M, INC. (a California corporation)

SONIC – CALABASAS V, INC. (a California corporation)

SONIC – CAPITOL CADILLAC, INC. (a Michigan corporation)

SONIC – CAPITOL IMPORTS, INC. (a South Carolina corporation)

SONIC – CARSON F, INC. (a California corporation)

SONIC – CARSON LM, INC. (a California corporation)

SONIC – CHATTANOOGA D EAST, LLC (a Tennessee limited liability company)

SONIC – COAST CADILLAC, INC. (a California corporation)

SONIC – DENVER T, INC. (a Colorado corporation)

SONIC – DENVER VOLKSWAGEN, INC. (a Colorado corporation)

SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)

SONIC DIVISIONAL OPERATIONS, LLC (a Nevada limited liability company)

SONIC – DOWNEY CADILLAC, INC. (a California corporation)

SONIC – ENGLEWOOD M, INC. (a Colorado corporation)

SONIC ESTORE, INC. (a North Carolina corporation)

SONIC – FORT MILL CHRYSLER JEEP, INC. (a South Carolina corporation)

SONIC – FORT MILL DODGE, INC. (a South Carolina corporation)

SONIC FREMONT, INC. (a California corporation)

SONIC – HARBOR CITY H, INC. (a California corporation)

SONIC – INTEGRITY DODGE LV, LLC (a Nevada limited liability company)

By:
David P. Cosper

Vice President
Title

SONIC – LS, LLC (a Delaware limited liability company)

SONIC – LAKE NORMAN CHRYLSER JEEP, LLC (a North Carolina limited liability company)

SONIC – LAS VEGAS C EAST, LLC (a Nevada limited liability company)

SONIC – LAS VEGAS C WEST, LLC (a Nevada limited liability company)

SONIC – LLOYD NISSAN, INC. (a Florida corporation)

SONIC – LLOYD PONTIAC – CADILLAC, INC. (a Florida corporation)

SONIC – LONE TREE CADILLAC, INC. (a Colorado corporation)

SONIC – MANHATTAN FAIRFAX, INC. (a Virginia corporation)

SONIC – MASSEY CHEVROLET, INC. (a California corporation)

SONIC – MASSEY PONTIAC BUICK GMC, INC. (a Colorado corporation)

SONIC – NEWSOME CHEVROLET WORLD, INC. (a South Carolina corporation)

SONIC – NEWSOME OF FLORENCE, INC. (a South Carolina corporation)

SONIC – NORTH CHARLESTON, INC. (a South Carolina corporation)

SONIC – NORTH CHARLESTON DODGE, INC. (a South Carolina corporation)

SONIC OF TEXAS, INC. (a Texas corporation)

SONIC – OKEMOS IMPORTS, INC. (a Michigan corporation)

SONIC – PLYMOUTH CADILLAC, INC. (a Michigan corporation)

SONIC RESOURCES, INC. (a Nevada corporation)

SONIC – RIVERSIDE AUTO FACTORY, INC. (an Oklahoma corporation)

SONIC – SANFORD CADILLAC, INC. (a Florida corporation)

SONIC SANTA MONICA M, INC. (a California corporation)

SONIC SANTA MONICA S, INC. (a California corporation)

SONIC – SATURN OF SILICON VALLEY, INC. (a California corporation)

SONIC – SERRAMONTE I, INC. (a California corporation)

SONIC – SHOTTENKIRK, INC. (a Florida corporation)

SONIC – SOUTH CADILLAC, INC. (a Florida corporation)

SONIC – STEVENS CREEK B, INC. (a California corporation)

SONIC TYSONS CORNER H, INC. (a Virginia corporation)

SONIC TYSONS CORNER INFINITI, INC. (a Virginia corporation)

SONIC – VOLVO LV, LLC (a Nevada limited liability company)

SONIC WALNUT CREEK M, INC. (a California corporation)

SONIC – WEST COVINA T, INC. (a California corporation)

SONIC – WILLIAMS CADILLAC, INC. (an Alabama corporation)

SONIC WILSHIRE CADILLAC, INC. (a California corporation)

SRE ALABAMA – 2, LLC (an Alabama limited liability company)

SRE ALABAMA – 3, LLC (an Alabama limited liability company)

SRE ALABAMA – 4, LLC (an Alabama limited liability company)

SRE ALABAMA – 5, LLC (an Alabama limited liability company)

By:
David P. Cosper

Vice President
Title

SREALESTATE ARIZONA – 1, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 2, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 3, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 4, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 5, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 6, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 7, LLC (an Arizona limited liability company)

SRE CALIFORNIA – 1, LLC (a California limited liability company)

SRE CALIFORNIA – 2, LLC (a California limited liability company)

SRE CALIFORNIA – 3, LLC (a California limited liability company)

SRE CALIFORNIA – 4, LLC (a California limited liability company)

SRE CALIFORNIA – 5, LLC (a California limited liability company)

SRE CALIFORNIA – 6, LLC (a California limited liability company)

SRE COLORADO – 1, LLC (a Colorado limited liability company)

SRE COLORADO – 2, LLC (a Colorado limited liability company)

SRE COLORADO – 3, LLC (a Colorado limited liability company)

SRE FLORIDA – 1, LLC (a Florida limited liability company)

SRE FLORIDA – 2, LLC (a Florida limited liability company)

SRE FLORIDA – 3, LLC (a Florida limited liability company)

SRE HOLDING, LLC (a North Carolina limited liability company)

SRE MARYLAND – 1, LLC (a Maryland limited liability company)

SRE MARYLAND – 2, LLC (a Maryland limited liability company)

SRE MICHIGAN – 3, LLC (a Michigan limited liability company)

SRE NEVADA – 1, LLC (a Nevada limited liability company)

SRE NEVADA – 2, LLC (a Nevada limited liability company)

SRE NEVADA – 3, LLC (a Nevada limited liability company)

SRE NEVADA – 4, LLC (a Nevada limited liability company)

SRE NEVADA – 5, LLC (a Nevada limited liability company)

SRE NORTH CAROLINA – 1, LLC (a North Carolina limited liability company)

SRE NORTH CAROLINA – 2, LLC (a North Carolina limited liability company)

SRE NORTH CAROLINA – 3, LLC (a North Carolina limited liability company)

SRE OKLAHOMA – 1, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 2, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 3, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 4, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 5, LLC (an Oklahoma limited liability company)

SRE SOUTH CAROLINA – 2, LLC (a South Carolina limited liability company)

SRE SOUTH CAROLINA – 3, LLC (a South Carolina limited liability company)

SRE SOUTH CAROLINA – 4, LLC (a South Carolina limited liability company)

By:
David P. Cosper

Vice President
Title

SRE TENNESSEE – 1, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 2, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 3, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 4, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 5, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 6, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 7, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 8, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 9, LLC (a Tennessee limited liability company)

SRE VIRGINIA – 1, LLC (a Virginia limited liability company)

SRE VIRGINIA – 2, LLC (a Virginia limited liability company)

STEVENS CREEK CADILLAC, INC. (a California corporation)

TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)

VILLAGE IMPORTED CARS, INC. (a Maryland corporation)

WINDWARD, INC. (a Hawaii corporation)

Z MANAGEMENT, INC. (a Colorado corporation)

By:
David P. Cosper

Vice President
Title

PHILPOTT MOTORS, LTD. (a Texas limited partnership)

SONIC ADVANTAGE PA, LP (a Texas limited partnership)

SONIC AUTOMOTIVE OF TEXAS, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P. (a Texas limited partnership)

SONIC – CADILLAC D, L.P. (a Texas limited partnership)

SONIC – CAMP FORD, L.P. (a Texas limited partnership)

SONIC – CARROLLTON V, L.P. (a Texas limited partnership)

SONIC – CLEAR LAKE N, L.P. (a Texas limited partnership)

SONIC – CLEAR LAKE VOLKSWAGEN, L.P. (a Texas limited partnership)

SONIC – FORT WORTH T, L.P. (a Texas limited partnership)

SONIC – FRANK PARRA AUTOPLEX, L.P. (a Texas limited partnership)

SONIC HOUSTON JLR, LP (a Texas limited partnership)

SONIC HOUSTON LR, LP (a Texas limited partnership)

SONIC – HOUSTON V, L.P. (a Texas limited partnership)

SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P. (a Texas limited partnership)

SONIC – LUTE RILEY, L. P. (a Texas limited partnership)

SONIC – MASSEY CADILLAC, L.P. (a Texas limited partnership)

SONIC – MESQUITE HYUNDAI, L.P. (a Texas limited partnership)

SONIC MOMENTUM B, L.P. (a Texas limited partnership)

SONIC MOMENTUM JVP, L.P. (a Texas limited partnership)

SONIC MOMENTUM VWA, L.P. (a Texas limited partnership)

SONIC – READING, L.P. (a Texas limited partnership)

SONIC – RICHARDSON F, L.P. (a Texas limited partnership)

SONIC – SAM WHITE NISSAN, L.P. (a Texas limited partnership)

SONIC – UNIVERSITY PARK A, L.P. (a Texas limited partnership)

SRE TEXAS – 1, L.P. (a Texas limited partnership)

SRE TEXAS – 2, L.P. (a Texas limited partnership)

SRE TEXAS – 3, L.P. (a Texas limited partnership)

SRE TEXAS – 4, L.P. (a Texas limited partnership)

SRE TEXAS – 5, L.P. (a Texas limited partnership)

SRE TEXAS – 6, L.P. (a Texas limited partnership)

SRE TEXAS – 7, L.P. (a Texas limited partnership)

SRE TEXAS – 8, L.P. (a Texas limited partnership)

By:	SONIC OF TEXAS, INC.
its sole General Partner

By:
David P. Cosper

Vice President
Title

SAI GA HC1, LP (a Georgia limited partnership)

SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (a Georgia limited partnership)

SONIC – STONE MOUNTAIN T, L.P. (a Georgia limited partnership)

SRE GEORGIA – 1, L.P. (a Georgia limited partnership)

SRE GEORGIA – 2, L.P. (a Georgia limited partnership)

SRE GEORGIA – 3, L.P. (a Georgia limited partnership)

By:	SAI GEORGIA, LLC
its sole General Partner

By:	SONIC AUTOMOTIVE OF NEVADA, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SAI STONE MOUNTAIN T, LLC (a Georgia limited liability company)

By:	SAI GA HC1, LP
its sole Member

By:	SAI GEORGIA, LLC
its sole General Partner

By:	SONIC AUTOMOTIVE OF NEVADA, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SONIC – LS CHEVROLET, L.P. (a Texas limited partnership)

By:	LS, LLC
its sole General Partner

By:
David P. Cosper

Vice President
Title

SAI CLEARWATER T, LLC (a Florida limited liability company)

By:	SAI FL HC2, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SAI COLUMBUS T, LLC (an Ohio limited liability company)

By:	SONIC AUTOMOTIVE, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SAI GEORGIA, LLC (a Georgia limited liability company)

By:	SONIC AUTOMOTIVE OF NEVADA, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SAI IRONDALE L, LLC (an Alabama limited liability company)

By:	SAI AL HC2, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SAI OKLAHOMA CITY T, LLC (an Oklahoma limited liability company)

SAI TULSA T, LLC (an Oklahoma limited liability company)

By:	SAI OK HC1, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

SAI ROCKVILLE L, LLC (a Maryland limited liability company)

By:	SAI MD HC1, INC.
its sole Member

By:
David P. Cosper

Vice President
Title

ARTICLE THREE

THE SECURITIES

Section 301. Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $85,627,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities, including any exchange of Series B Notes for Series A Notes or pursuant to Section 303, 304, 305, 306, 307, 308, 806, 912, 917, 1008 or otherwise.

The Securities shall be known and designated either as the “6.00% Senior Secured Convertible Notes due 2012, Series A” or “6.00% Senior Secured Convertible Notes due 2012, Series B” of the Company. The Stated Maturity of the Securities shall be May 15, 2012, and the Securities shall each bear interest at the rate of 6.00% per annum, as such interest rate may be adjusted as set forth in the Securities, from May 7, 2009, payable semiannually in arrears on May 1 and November 1 of each year, commencing as of November 1, 2009 until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities shall be exchangeable and transferable at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be a corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York, 10005); provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Persons entitled thereto as shown on the Security Register.

Any Series B Note Holder may elect to surrender its Series B Notes upon its receipt of notice from the Company that the Registration Statement has been declared effective. Anytime after receiving such notice, any Series B Note Holder may provide the Company and

Trustee with five (5) Business Days’ notice of its intent to exchange its Series B Notes for Series A Notes, at which time the Trustee shall cancel such Holder’s Series B Notes and issue a new Series A Note in a like aggregate principal amount, which may be as part of a Global Security.

The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 912.

Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 914, or under the circumstances set forth in Section 920.

The Securities shall be redeemable as provided in Article Ten and in the Securities.

Section 302. Denominations.

The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with or without Guarantees endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Guarantor, pursuant to Article Seven, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Seven, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon the written request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 902, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee (in accordance with a Company Order for the authentication of such Securities) shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305. Registration, Registration of Transfer and Exchange.

The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 902 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed, as agent of the Company solely for this purpose, to be the “Security Registrar” for the purpose of registering Securities and transfers of Securities and recording transfers of Securities in the Register as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars without notice.

A Security may be transferred only by surrender of such Security, at the office or agency of the Company designated pursuant to Section 902, for registration of the transfer of such Security. Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 902, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Securities) authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the series of any authorized denomination or denominations, of a like aggregate principal amount, whereupon the Security Registrar shall record such transfer in the Register.

Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Securities) authenticate and make available for delivery, Securities of the same series which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange; provided that in the event that Series B Notes are exchanged for a like aggregate principal amount of Series A Notes, as provided for in this Indenture, the newly issued or exchanged Series A Notes shall be entitled to receive all of the same benefits of the Series A Notes.

Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 308, 806, 912, 914, 920 or 1008 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1004 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 202, and the restrictions set forth in this Section 305, and the Holder of each Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 305, Section 304, 308, 806 or 1008 or otherwise, shall also be a Global Security and bear the legend specified in Section 202.

Section 306. Book Entry Provisions for Global Securities.

(a) Each Global Security, if any, initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security.

(c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 306(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a

Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 307. Special Transfer and Exchange Provisions.

(a) Certain Transfers and Exchanges. A beneficial interest in a Security that is not a Global Security may be exchanged for a Security that is a Global Security as provided in Section 307(b). Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 307 shall be made only in accordance with this Section 307 and subject in each case to the Applicable Procedures.

(b) Private Placement Legends. The Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

(i) subject to the following clauses of this Section 307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

(ii) subject to the following clauses of this Section 307(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

(iii) Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

(iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three (such new Security, a “De-Legended Security”); and

(vi) a new Global Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Global Security or any portion thereof which bears such a legend if, the Depositary will allow the Company to arrange for the removal of the Private Placement Legend from the Security in accordance with its Applicable Procedures, and the Trustee, at the direction of the Company, shall authenticate and deliver such a De-Legended Security upon receipt of an Unrestricted Securities Certificate substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable; provided, that notwithstanding any other provision set forth in this Indenture, the Company may effect an exchange in accordance with this Section 307(b)(vi) without the consent of any Holder; and

(vii) notwithstanding the foregoing provisions of this Section 307(b), a Successor Security of a De-Legended Security shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article Three.

By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 308. Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor shall execute a replacement Guarantee.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security and Guarantee issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 310. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 311. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered in the register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

Section 312. Cancellation.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 312, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

Section 313. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE FOUR

REMEDIES

Section 401. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, conversion, optional or mandatory redemption, if any, required repurchase or otherwise);

(c) (i) there shall be a default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii), (iii), (iv) or (v) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default by the Company to deliver the settlement amount upon conversion of the Securities, in accordance with the provisions described in Article Thirteen; (iii) there shall be a default in the performance or breach of the provisions of Article Seven; (iv) the Company shall have failed to consummate an Offer in accordance with the provisions of Section 912; or (v) the Company shall have failed to consummate a Change in Control Offer in accordance with the provisions described in Section 914;

(d) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $35.0 million in principal amount, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final maturity or (ii) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

(e) any Guarantee by a Significant Subsidiary or all Guarantees by a Significant Group of Subsidiaries shall for any reason ceases to be, or shall for any reason be asserted in writing by such Significant Subsidiary, Significant Group of Subsidiaries or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(f) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $35.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(g) any holder or holders of at least $35.0 million in aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action, including by way of set-off, to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any of its Subsidiaries, including funds on deposit or held pursuant to lock-box and other similar arrangements, unless such default is cured, rescinded or waived within 10 days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities has been received by the Company, and which default (a) results from the failure to pay such Indebtedness at its stated final maturity or (b) resulted in the acceleration of the maturity of such Indebtedness;

(h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Significant Subsidiary or Significant Group of Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order: (w) adjudging the Company, any Significant Subsidiary or each Guarantor of such Significant Group of Subsidiaries bankrupt or insolvent, (x) seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Significant Subsidiary or each Guarantor of such Significant Group of Subsidiaries under any applicable federal or state law, (y) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties or each Guarantor in such Significant Group of Subsidiaries or of any substantial part of the properties of such Significant Group of Subsidiaries, or (z) ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(i) (i) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries consents to the entry of a decree or order for relief in respect of the Company, such Significant Subsidiary or such Significant Group of Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties or each Guarantor in such Significant Group of Subsidiaries or of any substantial part of the properties of such Significant Group of Subsidiaries, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries takes any corporate action in furtherance of any such actions in this paragraph (i); or

(j) the Company fails to obtain shareholder approval for the issuance of the full number of shares of Class A common stock issuable upon conversion of the Series A Notes pursuant to the provisions set forth under the heading “Conversion” in the Series A Note at a $4.00 per share Conversion Price in accordance with the requirements of Rule 312.03 of the NYSE Listed Company Manual by the 90th day after the Issue Date; provided, however, that if the Commission has notified the Company that it is reviewing the preliminary proxy statement filed with the Commission in connection with such shareholder approval and such notice, if in writing, has been provided to the Trustee, no Event of Default shall be deemed to have occurred so long as the Company is using its reasonable best efforts to cooperate with the Commission and obtain shareholder approval as promptly as reasonably practicable, which may be after such 90th day (copies of all correspondence with the Commission in connection with the Commission’s review of the preliminary proxy statement shall be provided to the Trustee); provided, further that if the Company is enjoined or otherwise prevented pursuant to a judgment, order, writ or decree of any court from holding a meeting of the stockholders to obtain shareholder approval, and such judgment, order, writ or decree has been provided to the trustee, no Event of Default shall be deemed to have occurred so long as the Company is using its reasonable best efforts to vacate such judgment, order, writ or decree and obtain shareholder approval as promptly as reasonably practicable, which may be after such 90th day.

Section 402. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 401(h), (i) and (j)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (h), (i) or (j) of Section 401 occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Outstanding Securities,

(iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 413. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 403. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor covenant that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 412. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 404. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 405. Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 406. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article (including any proceeds from Collateral received pursuant to the terms of the Security Documents) or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 507;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 407. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee a reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

The limitations set forth in this Section 407, however, do not apply to a suit instituted by a Holder of a Security for the enforcement of the payment of the principal of, premium, if any, or Interest on such Security on or after the respective due dates expressed in such Security.

Section 408. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment on or after the due date of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 409. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 410. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 411. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 412. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 407) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein;

(b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) any exercise of remedies that would adversely affect the Series B Notes in any material respect without similarly adversely affecting the Series A Notes shall require the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Series B Notes.

Section 413. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal amount at Maturity, accrued and unpaid interest, Redemption Price, Change in Control Purchase Price or obligation to deliver Class A common stock (or cash in lieu thereof) any Security (which may only be waived with the consent of each Holder of the Securities affected);

(b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security then Outstanding affected by such modification or amendment; or

(c) that would adversely affect the Series B Notes in any material respect without similarly adversely affecting the Series A Notes, unless Holders of at least a majority in aggregate principal amount of the Outstanding Series B Notes consent.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 414. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 415. Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 416. Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article Four may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE FIVE

THE TRUSTEE

Section 501. Duties of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(b) except during the continuance of a Default or an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

(c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 501;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) and (f) of this Section 501; and

(f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 502. Notice of Defaults.

Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 503. Certain Rights of Trustee.

Subject to the provisions of Section 501 hereof and Trust Indenture Act Sections 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in connection with such request or direction;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) Except with respect to Section 901, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Nine. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 901, 401(a) or 40l(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification of any event which in fact is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture, or a Responsible Officer of the Trustee has actual knowledge thereof;

(i) The rights, privileges, protections, immunities and benefits given to the Trustee and Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee and Collateral Agent in each of its capacities hereunder and under the Security Documents and each agent, custodian and other Person employed to act hereunder;

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotages; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; and

(i) Delivery of reports, information and documents to the Trustee under Section 604 and Section 919 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 504. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities, the Security Documents or the Intercreditor Agreement, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 505. Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 506. Money Held in Trust.

(a) All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of the Company.

(b) The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 506, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 401, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(d) The provisions of Section 506(b) and (c) shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 507. Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct and its directors, officers, agents and employees. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 507 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 507 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

Section 508. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 509. Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and is a member of a bank holding company which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 509, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 509, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 510. Resignation and Removal; Appointment of Successor Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 511.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

(c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2) the Trustee shall cease to be eligible under Section 509 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 414, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 511. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 414, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 511. Acceptance of Appointment by Successor.

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 507 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

No successor trustee with respect to the Securities shall accept appointment as provided in this Section 511 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Five and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 509.

Upon acceptance of appointment by any successor trustee as provided in this Section 511, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 510. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 512. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Five and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 509, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 513. Preferential Collection of Claims Against Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 514. Trustee Not Fiduciary for First Lien Creditor or First Lien Agent.

Neither the Trustee nor the Collateral Agent (acting in such capacities or as Second Lien Agent (as defined in the Intercreditor Agreement)) shall be deemed to owe any fiduciary duty to the First Lien Creditor (as defined in the Intercreditor Agreement) or First Lien Agent (as defined in the Intercreditor Agreement); provided, however, that nothing contained in this paragraph shall alter or impair any obligation of the Trustee, the or Collateral Agent or the Second Lien Agent set forth in the Intercreditor Agreement. With respect to the holders of Senior Indebtedness, the Trustee and Collateral Agent undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture or the Intercreditor Agreement and no implied covenants or obligations with respect to the First Lien Creditor or First Lien Agent shall be read into this Indenture or the Intercreditor Agreement against the Trustee or the Collateral Agent.

Section 515 Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Second Lien Creditor. Notwithstanding the provisions of this or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company or a First Lien Creditor or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 501, shall be entitled in all respects to assume that no such facts exist; provided, however, that if at least one Business Day prior to the date upon which by the terms hereof any such money may become payable for any purpose a Responsible Officer of the Trustee shall not have received the notice with respect to such money provided for in this Section 515, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date; provided further, however, that with respect to any Second Lien Creditor that may receive such money, directly or indirectly, from the Trustee or otherwise, nothing contained herein shall relieve such Second Lien Creditor from any obligation under the Intercreditor Agreement to turn such money over to the First Lien Agent or First Lien Creditors.

Subject to the provisions of Section 501, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a First Lien Creditor (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a First Lien Creditor (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a First Lien Creditor to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 516 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 501, and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the First Lien Creditors (as defined in the Intercreditor Agreement) and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 517 Authorization of Actions to Be Taken.

(a) Each Holder of Securities, by its acceptance thereof, consents and agrees to be bound by the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to enter into, execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and Collateral Agent to bind the Holders of Securities as set forth in the Security Documents to which either of them is a party and the Intercreditor Agreement and to perform their obligations and exercise their rights and powers thereunder and to make the representations set forth therein on behalf of the Holders.

(b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents or the Intercreditor Agreement to which the Collateral Agent or Trustee is a party and, subject to the terms of the Security Documents and the Intercreditor Agreement, to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

ARTICLE SIX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 601. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 602. Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 603. Reports by Trustee.

(a) Within 60 days after March 15 of each year commencing with the first March 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such March 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b).

(b) A copy of each report transmitted to Holders pursuant to this Section 603 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

Section 604. Reports by Company and Guarantors.

The Company and each Guarantor, as the case may be, shall:

(a) file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a Consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and, to the extent permitted by law, the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

(c) within 15 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or any Guarantor, as the case may be, pursuant to Section 919 hereunder and subsections (a) and (b) of this Section as are required by rules and regulations prescribed from time to time by the Commission.

Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

ARTICLE SEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 701. Company and Guarantors May Consolidate, etc., Only on Certain Terms.

(a) The Company will not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person; (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons; or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, partnership, limited liability company, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, as the case may be, and the Securities and this Indenture and the Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreement) will remain in full force and effect as so supplemented;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 908;

(iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and under the Securities;

(v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 911 are complied with; and

(vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor); or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i) either (1) the Guarantor will be the continuing entity in the case of a consolidation or merger involving the Guarantor or (2) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities, this Indenture and the Registration Rights Agreement and such Guarantee, this Indenture and the Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreement) will remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction, on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(c) Notwithstanding the foregoing, the provisions of Section 701(b) shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with paragraph (c) under Section 913.

(d) Notwithstanding the foregoing, nothing in the provisions of Sections 701(a) or 701(b) shall prohibit a merger or consolidation of the Company or any of the Guarantors into an Affiliate organized in the United States solely for the purpose of changing the entity’s jurisdiction of organization.

Section 702. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any

Guarantor, if any, in accordance with Section 701, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the related Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be; provided that in the case of a transfer by lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be, the predecessor shall not be released from the payment of principal and interest on the Securities or its Guarantee, as the case may be.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

Section 801. Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Company, each Guarantor, if any, and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee in form and substance satisfactory to the Trustee or amend, supplement or otherwise modify any Security Document, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article Seven or Section 1315 of this Indenture;

(c) as required or permitted under Section 918;

(d) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

(d) to release Collateral as required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement;

(e) to release any Guarantor from its obligations under its Guarantee and this Indenture in accordance with this Indenture;

(f) any required modifications to provide for the release or addition of Collateral to comply with the provisions of the Intercreditor Agreement; provided that no action shall be taken without the consent of the Holders of the Securities to the extent such action is not expressly permitted or provided for by the terms of the Intercreditor Agreement;

(g) to add to the covenants of the Company or any other obligor upon the Securities for the benefit of the Holders or to add any other obligor upon the Securities, or to surrender any right or power conferred upon the Company or any other obligor upon the Securities, as applicable, herein or in the Securities;

(h) to make any change to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement or request of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(i) to make any change to conform this Indenture to the description of the Securities provided to investors in connection with the offering of the Securities;

(j) to make any change that does not adversely affect the rights of any Holders;

(k) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Securities or a Guarantee, and the assumption by any such successor of the covenants of the Company, any Guarantor or such obligor herein and in the Securities in accordance with Article Seven;

(l) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder, or under the Security Documents of a successor Collateral Agent;

(m) decrease the Conversion Price in accordance with the provisions of set forth under the heading “Conversion” in the Securities; or

(n) to make any change to make the Securities able to be held in global form, which change does not materially adversely affect the rights of any Holder hereunder;

(o) to make any change to make the Series B Notes exchangeable for Series A Notes, which such change does not adversely affect the rights of any Holder hereunder in any material respect; or

(p) to make any change to make the Series B notes exchangeable for Series A notes, which such change does not adversely affect the rights of any Holder hereunder in any material respect.

Section 802. Supplemental Indentures and Agreements with Consent of Holders.

Except as permitted by Section 801, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each

Guarantor (if party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 413 and waivers of covenants which are covered by Section 923); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby or 75% of the Holders of the Outstanding Securities affected thereby in the case of clause (k):

(a) change the provisions of this Indenture that relate to modifying or amending this Indenture;

(b) reduce the principal amount, change the manner of calculation or the rate of accrual of Interest or change the Stated Maturity of principal or interest on any Security;

(c) reduce the Redemption Price, or Change in Control Purchase Price of any Security;

(d) make any Security payable in money or securities other than that stated in the Security;

(e) make any change in Section 408, Section 413 or this Section 802, except to increase any percentage set forth therein;

(f) make any change that adversely affects in any material respect the right to convert any Security;

(g) increase the Conversion Price, except as allowed by the Securities or hereunder;

(h) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

(i) except as otherwise permitted under Article Seven, consent to the assignment or transfer by the Company of any of its rights and obligations hereunder;

(j) impair the right to institute suit for the enforcement of any payment with respect to the Securities or with respect to conversion of the Securities; or

(k) release in whole the Second Priority Liens with respect to the Securities and the Guarantees with the consent of at least 75% of the Outstanding Securities, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities.

Notwithstanding anything to the contrary contained herein, any supplemental indenture, agreement or other instrument that serves to amend, modify, eliminate or waive any provision that would adversely affect the Series B Notes in any material respect without similarly adversely affecting the Series A Notes shall require the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Series B Notes.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and any Guarantors in the execution of such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 803. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 503(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 804. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 805. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 806. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 807. Notice of Supplemental Indentures.

Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 808. Limitation on Amendments that Would Violate Intercreditor Agreement.

Notwithstanding any other provision of this Indenture, neither the Company nor any Guarantor or Holder may enter into any indenture, supplemental indenture, agreement or instrument making an amendment that would result in the Trustee or any Holder being in violation of the Intercreditor Agreement.

ARTICLE NINE

COVENANTS

Section 901. Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 902. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office initially located at 100 Wall Street, Suite 1600, New York, New York, 10005, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company and each Guarantor hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

The Trustee shall initially act as Paying Agent for the Securities.

Section 903. Money for Security Payments to Be Held in Trust.

If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 904. Corporate Existence.

Subject to Article Seven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 905. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 911, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Section 906. Maintenance of Properties.

The Company shall cause all material properties owned by the Company or any of its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is in the ordinary course of business or, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

Section 907. Maintenance of Insurance.

The Company shall at all times keep all of its and its Restricted Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

Section 908. Limitation on Indebtedness.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Securing Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1.

Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(i) Indebtedness of the Company and the Guarantors under the Revolving Credit Facility and one or more term loans in an aggregate principal amount at any one time outstanding, not to exceed $550.0 million under the Revolving Credit Facility or in respect of letters of credit thereunder and any such term loans less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described under Section 912;

(ii) Indebtedness of the Company and the Securing Guarantors under Mortgage Loans in an amount not to exceed $200.0 million at any time outstanding;

(iii) Indebtedness of the Company and the Guarantors under any Inventory Facility, whether or not an Inventory Facility under the Credit Facility;

(iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, and listed on Schedule I hereto to the extent constituting Indebtedness in an amount greater than $5.0 million, and not otherwise referred to in this definition of Permitted Indebtedness;

(v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Securing Guarantor is made pursuant to an intercompany note and is unsecured and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (v);

(vi) Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vi);

(vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 913; provided that the Indebtedness of the Company or any Restricted Subsidiary subject to such guarantee was permitted to be incurred;

(viii) obligations of the Company or any Securing Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the

Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(ix) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed $35.0 million outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(x) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

(xi) Indebtedness in the ordinary course of business to support the Company’s or a Restricted Subsidiary’s insurance or self-insurance obligations for workers’ compensation and other similar insurance coverages;

(xii) guarantees by the Company or a Guarantor of Indebtedness of a Restricted Subsidiary that was permitted to be incurred under this Section 908;

(xiii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to the first paragraph of this Section 908 or described in clause (iv) or clauses (xviii) or (xix) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and in the case of any refinancing of Indebtedness that is Subordinated Indebtedness other than in the case of Permitted Exchange Notes, (A) such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and in the case of any refinancing of Permitted Exchange Notes (A) such new Indebtedness is either unsecured or secured by Liens that are junior to the Securities on the same basis (or less favorable basis), including in respect of the Collateral securing such Indebtedness, as the Indebtedness being refinanced and (B) such new Indebtedness otherwise complies with the definition of Permitted Exchange Notes; provided, however, that in the case of any refinancing of Indebtedness described in clause (xix), (A) such new Indebtedness is either unsecured or secured by Liens junior to the Securities and does not have benefit of collateral not otherwise securing the Securities, (B) does not mature and is not subject to mandatory redemption at the option of a holder thereof (other than pursuant to change in control provisions or asset sale offers) prior to the 91st day after the Maturity Date, and (C) such refinancing is in compliance with the “Redemption of Securities at the Option of the Company” section of the Security.

(xiv) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of occurrence;

(xv) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to (a) discharge the Securities as described in Article Eleven or (b) redeem the Securities as described in Article Ten;

(xvi) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Wholly-Owned Restricted Subsidiary of the Company) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xvi);

(xvii) Indebtedness of the Company and its Restricted Subsidiaries or any Securing Guarantor in addition to that described in clauses (i) through (xvi) above and (xviii) and (xix) below, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $40.0 million outstanding at any one time in the aggregate, provided that such Indebtedness is unsecured or is secured by Liens that are junior to the Securities;

(xviii) Permitted Exchange Notes and guarantees thereof; and

(xix) Indebtedness of the Company pursuant to the Securities and Indebtedness of any Securing Guarantor pursuant to a Guarantee of the Securities.

For purposes of determining compliance with this Section 908, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 908, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided that Indebtedness under the Revolving Credit Facility (which for clarity purposes shall not include any Inventory Facility under the Credit Facility) which is outstanding or available on the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (i) above, shall be deemed to have been incurred pursuant to clause (i) above rather than pursuant to the first paragraph under this Section 908. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 908 provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

Section 909. Limitation on Restricted Payments.

(a) Subject to the “Burdensome Agreements” covenant contained in the Credit Facility in effect at the Issue Date, the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i)	declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

(iii)	make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness or any Permitted Exchange Notes or any refinancing of Permitted Exchange Notes;

(iv)	declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly-Owned Restricted Subsidiaries that are Securing Guarantors in the case of a Restricted Subsidiary that is a Securing Guarantor or (b) dividends or distributions made by a Restricted Subsidiary (i) organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock or (ii) on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)	make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 908 herein; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts does not exceed the sum of:

(A)	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter following the Issue Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

(B)	the aggregate Net Cash Proceeds received after the Issue Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C)	the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options,

warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D)	the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Issue Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)	(a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of this Indenture (in each case, as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary;

(F)	any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists; and

(G)	the aggregate principal amount of 4.25% Convertible Senior Subordinated Notes that convert into or for Qualified Capital Stock of the Company on or before November 30, 2010.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iii) and clause (xii) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) and (vii) through (xiii) being referred to as a “Permitted Payment”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on the date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 909;

(ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section 909;

(iii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has its first scheduled principal payment, either at the option of the holders thereof or by the terms of such new Subordinated Indebtedness later than the Stated Maturity for the final scheduled principal payment of the Securities; and (3) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

(iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of all or any portion of the 4.25% Convertible Senior Subordinated Notes through the substantially concurrent issuance of Permitted Exchange Notes;

(v) the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary in an amount not to exceed $2.0 million in the aggregate in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Capital Stock by the Company to members of management of the Company or any Restricted Subsidiary; provided that the

Company may carry over and make in a subsequent twelve-month period, in addition to the amount otherwise permitted for such twelve-month period, the amount of such purchase, redemptions or other acquisitions for value permitted to have been made but not made in any preceding twelve-month period; provided that the aggregate repurchases, redemptions or other acquisitions or retirements for value does not exceed $4.0 million in any twelve-month period;

(vi) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii) the payment of the contingent purchase price or the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent any such payment would be deemed a Restricted Payment and would otherwise have been permitted by this Indenture at the time of such acquisition;

(viii) the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries, in an amount not to exceed $5.0 million during the term of this Indenture;

(ix) the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

(x) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exercisable for Capital Stock of the Company;

(xi) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with Section 701;

(xii) the making of any Restricted Payments after the date of this Indenture not exceeding in the aggregate $50.0 million; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; provided, further, that for the avoidance of doubt, no Permitted Payments in this subclause (xii) shall be made during an Event of Default;

(xiii) the purchase of 8 5/8% Senior Subordinated Notes and Permitted Exchange Notes from Net Cash Proceeds of any Asset Sale pursuant to the limitation on sale of assets covenant or change of control covenant contained in the indentures governing the 8 5/8% Senior Subordinated Notes and Permitted Exchange Notes, respectively, subject first to the application of such Net Cash Proceeds pursuant to Section 912(b) in the case of an Asset Sale and compliance with Section 914 in the case of a Change in Control; and

(xiv) the purchase of Securities pursuant to Section 914.

Section 910. Limitation on Transactions with Affiliates.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $2.0 million the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions or the consideration being paid is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to (i) compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business; (ii) any transaction permitted as a Restricted Payment pursuant to Section 909; (iii) the payment of customary fees to directors of the Company and its Restricted Subsidiaries; (iv) any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements; (v) loans or advances to officers of the Company in the ordinary course of business not to exceed $1.0 million in any calendar year; and (vi) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party.

Section 911. Limitation on Liens.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any Collateral unless the Securities or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, Permitted Exchange Notes or any refinancing of Permitted Exchange Notes, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens (A) securing any Indebtedness of the Company or any Securing Guarantor pursuant to the Revolving Credit Facility or one or more term loans permitted pursuant to clause (i) of the definition of Permitted Indebtedness (as well as (without duplication in clause (D)) any swap contracts or cash management arrangements of any lender or affiliate thereof that are secured pursuant to the Credit Facility), provided that if the Company or any Restricted Subsidiary creates, incurs or affirms a First Priority Lien for the benefit of the First Priority Lien Obligations, the Company or such Restricted Subsidiary shall create, incur or affirm a Second Priority Lien for the benefit of the Second Priority Lien Obligations, (B) securing any Inventory Facility, (C) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under Article Seven or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of Section 908, provided, however, that in the case of this clause (C), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries, (D) Liens securing Indebtedness incurred pursuant to clauses (ii), (viii), (ix), (xvii), (xviii) and (xix) of Section 908; provided that in the case of clauses (xvii) and (xviii), only to the extent permitted under clauses (xvii) and (xviii), respectively, and in the case of (viii), only to the extent the obligation or Indebtedness related to such Interest Rate Agreement, Currency Hedging Agreement or Commodity Price Protection Agreement, as the case may be, will be permitted to be secured; (E) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clauses (A), (B), (C) and (D), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clause (C), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries; (F) securing any Permitted Exchange Notes, provided that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any such Indebtedness unless the Securities or a Guarantee in the case of Liens of a Guarantor are directly secured prior or senior thereto, (G) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or any Restricted Subsidiary in accordance with GAAP, (H) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the

Company or any Restricted Subsidiary, (I) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, (J) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, letters of credit, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (K) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary, (L) Liens securing judgments for the payment of money not constituting an Event of Default under clause (f) of Section 401 and (M) Liens not otherwise permitted under this Section; provided that (i) at the time of the creation or incurrence of such Lien, no Event of Default shall exist or would result from such Lien, (ii) any such Lien is junior to the Second Priority Lien Obligations and (iii) the aggregate Indebtedness secured by all Liens created or incurred in reliance on this clause (M) shall not exceed $25.0 million at any time. Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this covenant and not otherwise required to be granted pursuant to the Security Documents shall be automatically released and discharged upon the release by the holder or holders of the Indebtedness described in the first paragraph under Section 911 above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holder or holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien in accordance with the terms of the Indenture, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

The Company and the Guarantors shall not have more than $25,000,000.00 in the aggregate (the “Deposit Amount Cap”) credited to deposit accounts for at least ten (10) consecutive Business Days; provided, however, that funds credited to deposit accounts where the depository bank has entered into an account control agreement such that the Trustee or the Collateral Agent has a security interest in such deposit account and the funds credited thereto perfected by “control” (within the meaning of the UCC) on a second-priority basis consistent with the Intercreditor Agreement shall not count toward such Deposit Amount Cap.

Section 912. Limitation on Sale of Assets.

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale consists of (A) cash or Cash Equivalents, (B) Replacement Assets; or (C) a combination of any of the foregoing; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution); provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

(b) The Company and its Restricted Subsidiaries shall apply Net Cash Proceeds of any Asset Sales as follows: (A) if (i) the EBITDA component of the Revolving Borrowing Base under the Revolving Credit Facility has not been eliminated or (ii) after giving pro forma effect to such Asset Sale (I) the outstanding amount of all Revolving Loans under the Revolving Credit Facility exceeds $25 million or (II) the Revolving Credit Advance Limit under the Revolving Credit Facility is less than $75 million, then 100% of such Net Cash Proceeds may be applied to repay Obligations under the Revolving Credit Facility; (B) if (i) the EBITDA component of the Revolving Borrowing Base under the Revolving Credit Facility has been eliminated and (ii) after giving pro forma effect to such Asset Sale (I) the outstanding amount of all Revolving Loans under the Revolving Credit Facility does not exceed $25 million and (II) the Revolving Credit Advance Limit under the Revolving Credit Facility is not less than $75 million, then 50% of such Net Cash Proceeds may be applied to repay Obligations under the Revolving Credit Facility and 50% of such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d) of this Section 912, as the case may be; provided that to the extent that Net Cash Proceeds have been used to repay Obligations under the Revolving Credit Facility and there remain Net Cash Proceeds not required to be so applied, then such Net Cash Proceeds may be invested in Replacement Assets (or, if such Net Cash Proceeds are not invested in Replacement Assets within 365 days of the Asset Sale, then such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d) of this Section 912); and (C) if Indebtedness permitted pursuant to clause (i) of the definition of Permitted Indebtedness set forth in Section 908 hereof does not require prepayment (or such prepayment is waived), then 50% of such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d) of this Section 912, as the case may be, and 50% of such Net Cash Proceeds may be invested in Replacement Assets (or, if such Net Cash Proceeds are not invested in Replacement Assets within 365 days of the Asset Sale, then such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d) of this Section 912). For purposes of this Section 912, the terms “Revolving Borrowing Base,” “Revolving Loans” and “Revolving Credit Advance Limit” shall have the meaning assigned thereto in the Credit Facility, or any comparable successor provisions thereto that are substantially similar in economic terms. The amount of Net Cash Proceeds of any Asset Sales to be applied as set forth in paragraph (c) or paragraph (d) of this Section 912 pursuant to clause (B) or (C) of this Section 912(b) constitutes “Offer Proceeds.”

(c) This Section 912(c) shall apply to all Offer Proceeds received within 365 days of the Issue Date and then for periods thereafter this Section 912(c) shall apply to all Offer Proceeds up to an aggregate amount of Offer Proceeds equal to 60.0% of the aggregate principal amount of Securities as of the Issue Date. The Company shall redeem the Securities for cash at any time it is in receipt of Offer Proceeds, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities equal to such Offer Proceeds, plus any accrued and unpaid interest on the Securities redeemed up to, but not including, the Redemption Date. If fewer than all of the Securities are to be redeemed pursuant to this Section 912(c) at any given time, the Trustee shall select the Securities to be redeemed on a pro rata basis. If any Security is to be redeemed in part only, a new Security in principal amount equal to the unredeemed principal portion will be issued. Any redemptions made pursuant to this Section 912(c) shall be made in accordance with the procedures of Article X hereof.

(d) This Section 912(d) shall apply when Offer Proceeds shall no longer be applied pursuant to Section 912(c). When the aggregate amount of Offer Proceeds exceeds $5.0 million or more, the Company will make an offer to purchase (an “Offer”) to all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the “Security Amount”) equal to such Offer Proceeds. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth herein. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto, the Company may use any remaining Offer Proceeds for any purpose not prohibited herein. If the aggregate principal amount of Securities surrendered by holders thereof exceeds the amount of Offer Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis based on the aggregate principal amount of Securities surrendered by each Holder. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer, the amount of Offer Proceeds, if any, shall be reset at zero.

(e) When the aggregate amount of Offer Proceeds exceeds $5.0 million, such Offer Proceeds will, prior to any purchase of Securities described in paragraph (d) above, be set aside by the Company in a separate account pending (i) deposit with the Depositary or a paying agent of the amount required to purchase the Securities tendered in an Offer, (ii) delivery by the Company of the Offered Price to the holders of the Securities tendered in an Offer and (iii) the completion of the purchase of all the Securities tendered pursuant to the Offer. Such Offer Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5.0 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

(f) If the Company becomes obligated to make an Offer pursuant to Section 912(d), the Securities shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(g) The Company will comply to the extent applicable with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

(h) Subject to paragraph (e) above, within 30 days after the date on which the amount of Offer Proceeds equals or exceeds $5.0 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

(1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Securities at the Offered Price;

(2) the Offer Date;

(3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (c) of this Section;

(4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 919), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

(5) the Offered Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 902;

(7) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 902 to collect payment;

(8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

(9) the procedures for withdrawing a tender; and

(10) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offered Date.

(i) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 912 if the Company receives, not later than one Business Day prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

(j) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 912, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

(k) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; provided, further, that Securities to be purchased are subject to proration in the event the Offer Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

Section 913. Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

(a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing for a secured Guarantee of the Securities to the same extent as the Securities and execute a joinder agreement to the Security Documents within 30 days on the same terms as the guarantee of such Indebtedness except that if such Indebtedness is by its terms Subordinated Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.

(b) The Company will provide to the Trustee and the Collateral Agent, promptly following the date that any Person becomes a Restricted Subsidiary (other than any non-Securing Guarantor if the Fair Market Value of such non-Securing Guarantor, together with the Fair Market Value of all other non-Securing Guarantor, as of such date, does not exceed in the aggregate $100,000), a supplemental indenture to this Indenture and a joinder agreement related to the Security Documents, executed by such new Restricted Subsidiary, providing for a full and unconditional secured Guarantee to the same extent as the Securities by such new Restricted Subsidiary of the Indenture Obligations and a pledge of its assets as Collateral for the Securities to the same extent as that set forth in the Indenture and the Security Documents.

(c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Section 914. Purchase of Securities upon a Change in Control.

(a) If a Change in Control shall occur at any time, then each Holder shall have the right (at the Holder’s option) to require that the Company purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price (the “Change in Control Purchase Price”) in cash in an amount equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (the “Change in Control Purchase Date”), within 30 Business Days after the occurrence of the Change in Control pursuant to the offer described below in this Section 914 (the “Change in Control Offer”) and in accordance with the other procedures set forth this Section 914.

(b) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder at the address set forth in the Security Register (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Security holder and shall state:

(1) briefly, the events causing a Change in Control and the date of such Change in Control;

(2) the date by which the Change in Control Purchase Notice pursuant to this Section 914 must be given;

(3) the Change in Control Purchase Date;

(4) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of interest, if any, that will be accrued and payable with respect to the Securities as of the Change in Control Purchase Date;

(5) the name and address of the Paying Agent and the Conversion Agent;

(6) the Conversion Rate and any adjustments thereto resulting from the Change in Control;

(7) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article Thirteen hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(8) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

(9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid promptly following the Change in Control Purchase;

(10) briefly, the procedures the Holder must follow to exercise rights under this Section 914;

(11) briefly, the conversion rights of the Securities;

(12) the procedures for withdrawing a Change in Control Purchase Notice;

(13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

(14) the CUSIP number of the Securities.

(c) A Holder may exercise its rights specified in Section 914(a) upon delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Paying Agent at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date, stating:

(1) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased;

(2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities.

The delivery of such Security or book-entry transfer (together with all necessary endorsements) to the Paying Agent prior to or on the Change in Control Purchase Date at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 914 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice. The Company will make the payment described above promptly following the later of the Change in Control Purchase Date or the satisfaction of such condition.

(d) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change in Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change in Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 914 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change in Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change in Control Purchase Notice at least one Business Day prior to the Change in Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(e) The Company shall (i) not later than the Change in Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change in Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change in Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change in Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change in Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change in Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change in Control Offer on the Change in Control Purchase Date. For purposes of this Section 914, the Company shall choose a Paying Agent which shall not be the Company.

(f) A tender made in response to a Change in Control Purchase Notice may be withdrawn if the Paying Agent receives, not later than the close of business on the Business Day prior to the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

(5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change in Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(g) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change in Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change in Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(h) The Company shall comply, to the extent applicable, with Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act in connection with a Change in Control Offer.

(i) Notwithstanding the foregoing, the Company will not be required to make a Change in Control Offer if a third party makes the Change in Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change in Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change in Control Offer.

Section 915. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (c) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that the restrictions are applicable only to such Restricted Subsidiary or assets; (d) any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body; (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (f) covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry; (g) any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property; (h) any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Securing Guarantor (including any Credit Facility or any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with Section 911) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; (i) covenants in Inventory Facilities customary for inventory and floor plan financing in the automobile retailing industry; (j) any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction; (k) customary non-assignment provisions contained in (a) any lease governing a leasehold interest or (b) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries; (l) Liens securing Indebtedness otherwise permitted to be incurred under Section 911 that limit the right of the debtor to dispose of the assets subject to such Liens; (m) restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business; (n) restrictions contained in any other indenture or instrument governing debt or preferred securities that are not materially more restrictive, taken as a whole, than those contained in this Indenture governing the Securities; (o) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; and (p) any encumbrance or restriction contained in the Security Documents.

Section 916. Limitations on Unrestricted Subsidiaries.

The Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 909 in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors;

(c) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 908 at the time of such Designation (assuming the effectiveness of such Designation);

(d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Securities; and

(f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 909 for all purposes of this Indenture in the Designation Amount.

The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(iii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 908.

All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

If a Restricted Subsidiary becomes an Unrestricted Subsidiary, its guarantee will be automatically released and all Collateral which it has pledged will be automatically released.

Section 917. Limitation on Subsidiary Preferred Stock.

The Company will not permit:

(a) any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C); or

(b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), or upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture.

Section 918. Permitted Exchange Note Modifications to the Indenture.

(i) With respect to any covenant in the Permitted Exchange Notes that the Company reasonably believes is more stringent in any material respect than the Securities, without the consent of any Holder, the Company may amend this Indenture to make the covenant corresponding to such Exchange Note covenant at least as stringent as the Permitted Exchange Note covenant or incorporate such additional Permitted Exchange Note covenant into this Indenture, provided that the Holders of a majority of the Securities may, at their option, refuse such amendment or incorporation by notifying the Company and the Trustee of such refusal, and (ii) the Holders of a majority of the Securities may, at their option by notice to the Company and the Trustee, amend this Indenture to make any covenant corresponding to a Permitted Exchange

Note covenant at least as stringent as the Permitted Exchange Note covenant or incorporate such additional Permitted Exchange Note covenant into this Indenture; provided that, notwithstanding the foregoing, neither the Company nor the Holders may make any such amendment that would result in the Trustee or the Holders being in violation of the Intercreditor Agreement. If the Company issues the Permitted Exchange Notes, the Holders hereby agree that the Trustee shall and without consent of the Holders, upon request of the Company, enter into an amendment to the Intercreditor Agreement to provide for the priority status of the Liens under the Permitted Exchange Notes on customary terms for Liens securing Indebtedness by a junior priority Lien to a second priority Lien.

Section 919. Provision of Financial Statements.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (to the extent such Guarantor would be required if subject to Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject. The documents are to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company will also in any event within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections.

Section 920. Repurchase of Securities at Option of Holder.

(a) If holders of at least 85% of the aggregate principal amount of 4.25% Convertible Senior Subordinated Notes outstanding as of the Issue Date do not agree pursuant to amendment, waiver, extension, substitution, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or otherwise on or prior to August 25, 2010 to extend or waive their right to require the Company to purchase such notes on November 30, 2010 to a date that is at least 91 days after Maturity and the Company has not withdrawn the notice required below, on August 25, 2010 (the “Repurchase Date”), the Company agrees to make an offer to repurchase all Outstanding Securities for which that Holder has properly delivered and not withdrawn a written Repurchase Notice (as described below) at a repurchase price in cash equal to 100% of the principal amount of those Securities to be repurchased, plus accrued and unpaid Interest, if any to, but not including, such Repurchase Date (the “Repurchase Price”); provided that if the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest. Instead, the Company shall pay such accrued and unpaid Interest, on the Interest Payment Date, to the Holder of Record on the corresponding Interest Record Date. Not later than 20 Business Days prior to any Repurchase Date, the Company shall have provided by mail and each Holder shall have received a written notice by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). Such notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

(i)	the Repurchase Price and the Conversion Rate;

(ii)	the name and address of the Paying Agent and the Conversion Agent;

(iii)	that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article Thirteen hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)	that Securities must be surrendered to the Paying Agent (by effecting book-entry transfer of the Notes or delivering certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

(v)	that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

(vi)	the procedures the Holder must follow to exercise its right to require the Company to repurchase such Holder’s Securities under this Section 920 and a brief description of that right;

(vii)	briefly, the conversion rights, if any, that exist at the date of the Company Notice or as a result of the Company Notice with respect to the Securities;

(viii)	the procedures for withdrawing a Repurchase Notice;

(ix)	that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, Interest on such Securities shall cease to accrue from and after the Repurchase Date; and

(x)	the “CUSIP,” “ISIN” or other similar number(s), as the case may be, of the Securities.

At the Company’s written request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

The Company shall have the right to withdraw its written notice (without the consent of any Holder) if the Company is able to secure such extension or waiver for at least 85% of the 4.25% Convertible Senior Subordinated Notes after such notice is sent, whether or not before

August 25, 2010, at which time the notice shall be deemed null and void and the Company’s obligation to repurchase Securities under this Section 920 shall cease.

(b) A Holder may exercise its rights specified in Section 920(a) upon delivery to the Paying Agent of a written notice of repurchase (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the Repurchase Date under law, stating:

(i)	If certificated Securities have been issued, the certificate number(s) of the Securities, which the Holder shall deliver to be repurchased (or, if the Securities have not been issued for such Security, the Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer),

(ii)	the portion of the principal amount of the Security, which the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof, and

(iii)	that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

Such Repurchase Notice shall be deemed null and void if the Company is permitted to withdraw its notice to Holders pursuant to the last paragraph of Section 920(a) above.

The delivery of such Security (together with all necessary endorsements) to the Paying Agent at any time after delivery of the Repurchase Notice by book-entry transfer or by delivery of certificated Securities at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 920 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 920, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 920 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Repurchase Date and the time of delivery of the Security (together with all necessary endorsements or notifications of book-entry transfer).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 920 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with this Section 920 at any time prior to the close of business on the Repurchase Date.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(c) Upon receipt by the Paying Agent of the Repurchase Notice the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in Section 920(d)) thereafter be entitled solely to receive the Repurchase Price with respect to such Security whether or not the Security is, in fact, properly delivered. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Repurchase Date with respect to such Security (provided the conditions in this Section 920 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by this Section 920. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article Thirteen hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in Section 920(d).

(d) A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time if received by the Paying Agent prior to the close of business on the Repurchase Date, specifying:

(i)	the principal amount, if any, of such Security which remains subject to the original Repurchase Notice, and which has been or shall be delivered for purchase by the Company,

(ii)	if certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if certificated Securities have not been issued, that such withdrawal notice shall comply with the Applicable Procedures for book-entry transfer), and

(iii)	the principal amount of the Security with respect to which such notice of withdrawal is being submitted.

(e) The Company will comply to the extent applicable with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable, and file a Schedule TO or any other required schedule under the Exchange Act in connection with any repurchase of Securities under this Section 920.

(f) Prior to 10:00 a.m. (New York time) on the Business Day following the Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a

Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 506) an amount of cash in immediately available funds sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof, which are to be purchased as of the Repurchase Date.

Section 921. Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, and 60 days after the end of each fiscal quarter ending after the date hereof, a written statement signed by two executive officers of the Company and the Guarantors, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantors, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s and each Guarantor’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within five Business Days after the Company becomes aware of the occurrence of such Default or Event of Default.

Section 922. Maintenance of Collateral; Costs.

(a) If the Company or any of the Guarantors at any time grants, assumes, perfects or becomes subject to any Lien upon any of its property then owned or thereafter acquired as security for any First Priority Lien Obligation, the Company will, or will cause such Guarantor to, as soon as practical after the acquisition thereof and required in accordance with the Security Documents:

(i) grant a Lien on such property to the Collateral Agent for the benefit of the holders of Second Priority Lien Obligations and, to the extent such grant would require the execution and delivery of a Security Document, the Company or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure the First Priority Lien Obligations, with changes to reflect the subordination of the Liens securing the Second Priority Lien Obligations, including the changes made to the Security Documents executed and delivered on the Issue Date (as compared to the comparable security documents securing First Priority Lien Obligations entered into or in existence on the Issue Date); and

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of the First Priority Lien Obligations are perfected (but junior to such Lien pursuant to the Intercreditor Agreement).

(b) With respect to property (other than Excluded Property) that is acquired by the Company or a Guarantor, all property that is no longer Excluded Property and is not automatically subject to a Lien under the Security Documents, and, if a Restricted Subsidiary becomes a Guarantor, such new Guarantor’s property (other than Excluded Property) the Company will, or will cause such Guarantor to, as soon as practicable after the acquisition thereof and as required in accordance with the Security Documents:

(i) grant a Lien on such property (or, in the case of a new Guarantor, all of its assets except Excluded Property) to the Collateral Agent for the benefit of the holders of Second Priority Lien Obligations (and, to the extent such grant would require the execution and delivery of a Security Document (or a joinder agreement), the Company or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the Security Documents executed and delivered on the Issue Date) (or a joinder agreement); and

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Issue Date are perfected.

The Company or such Guarantor shall deliver an Opinion of Counsel to the Trustee in respect of the validity or perfection of any Lien grant referred to in this clause (b), addressing customary matters (and containing customary exceptions) consistent with the Opinion of Counsel delivered on the Issue Date in respect of such matters.

(c) The Company will bear and pay all legal expenses, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company and the Guarantors set forth in this Section 922 and will also pay or reimburse the Trustee and Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Trustee and Collateral Agent’s agents and counsel.

Section 923. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 906 through 922, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Notwithstanding anything to the contrary contained herein, any waiver that would adversely affect the Series B Notes in any material respect without similarly adversely affecting the Series A Notes shall require the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Series B Notes.

ARTICLE TEN

REDEMPTION OF SECURITIES

Section 1001. Rights of Redemption.

The Securities are subject to redemption at any time on or after the Issue Date, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Price, specified in the form of Security, together with accrued and unpaid interest, if any, to (but excluding) the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

Section 1002. Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Ten.

Section 1003. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1001 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 35 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 1004. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee will select the Securities to be redeemed by lot, or in its discretion, on a pro rata basis.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1005. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Conversion Rate;

(d) the name and address of the Paying and Conversion Agent;

(e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(f) that Holders who want to convert Securities must satisfy the requirements set forth under the heading “Conversion” in the Securities;

(g) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

(h) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(i) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(j) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(k) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 902 where such Securities are to be surrendered for payment of the Redemption Price;

(l) the CUSIP number, if any, relating to such Securities;

(m) the procedures that a Holder must follow to surrender the Securities to be redeemed;

(n) the paragraph or subparagraph of the Securities and/or of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(o) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee at least two Business Days before such notice of redemption is required to be mailed with an Officers’ Certificate stating that such notice has been given in compliance with the requirements of this Section 1005 and setting forth the information to be set forth therein and including a complete form of such notice.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1006. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 903) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 1006, the Company shall choose a Paying Agent which shall not be the Company.

Section 1007. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Holders will be required to surrender the Securities to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 1008. Securities Redeemed or Purchased in Part.

Any Security which is to be redeemed or purchased only in part (whether pursuant to this Article Ten or to Section 914 hereof or otherwise) shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 902 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 1101. Satisfaction and Discharge of Indenture.

When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 306) for cancellation or (ii) all Outstanding Securities have become due and payable and the Company or any Guarantor irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent, cash or, if expressly permitted by the terms of the Securities or the Indenture, Class A common stock sufficient to pay all amounts due and owing on all Outstanding Securities (other than Securities replaced pursuant to Section 306), and if in either case the Company or any Guarantor pays all other sums payable hereunder by the Company and the Guarantors, then this Indenture shall, subject to Section 507, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture and the Security Documents, and cause the release of all Liens on the Collateral granted under the Security Documents, on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 1102. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE TWELVE

GUARANTEES

Section 1201. Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Twelve , hereby absolutely, fully, unconditionally and irrevocably guarantees, jointly and severally with each other and with each other Person which may become a Guarantor hereunder, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

Section 1202. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Seven. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

(c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

(d) Each Guarantor’s liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

(e) Except as provided herein, the provisions of this Article Twelve cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

(f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

(g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

Section 1203. Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

(b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

(c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

(e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

(h) the Trustee’s or the Holders’ acceptance of compositions from the Company or any Guarantor;

(i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

(j) the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l) the sale of the Company’s or any Guarantor’s business or any part thereof;

(m) subject to Section 1214, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

(n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

(o) subject to Section 1214, any arrangement or plan of reorganization affecting the Company or any Guarantor;

(p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

(q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

(r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

(s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 1204. Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

Section 1205. Waivers.

(a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

(b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)	enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

(ii)	value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

(iii)	initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

(iv)	mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

Section 1206. The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Twelve shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged.

Section 1207. Fraudulent Conveyance; Contribution; Subrogation.

(a) Each Guarantor that is a Subsidiary of the Company and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

(c) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Twelve until payment in full of all Indenture Obligations.

Section 1208. Guarantee Is in Addition to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 1209. Release of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Section 1210. No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Twelve and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Twelve and this Guarantee by reason of any further default or defaults under Article Twelve and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

Section 1211. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Twelve and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b) Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Four or to pursue any rights or remedies hereunder or under applicable law.

Section 1212. Trustee’s Duties; Notice to Trustee.

(a) Any provision in this Article Twelve or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.

(b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 1213. Successors and Assigns.

All terms, agreements and conditions of this Article Twelve shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

Section 1214. Release of Guarantee.

Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Twelve. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 913(c).

Section 1215. Execution of Guarantee.

(a) To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 204, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

(b) Any person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (ii) in the event that as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and (iii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid and binding obligation of such person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

(c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

Section 1216. Notice to Trustee by Each of the Guarantors.

Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from any Guarantor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; nor shall the Trustee be charged with knowledge of the curing of any default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

Section 1217. Reliance on Judicial Orders or Certificates.

Upon any payment or distribution of assets of any Guarantor referred to in this Article, the Trustee and the Holders of the Guarantees shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, the holders indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

Section 1218. Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 1219. No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee or the Holders of Guarantees to take any action to accelerate the maturity of the Securities pursuant to Article Four of this Indenture or to pursue any rights or remedies hereunder or under applicable law.

ARTICLE THIRTEEN

CONVERSION OF THE SECURITIES

Section 1301. Conversion Privilege.

A Holder of a Security may convert such Security into Class A common stock at any time during the period stated under the heading “Conversion” set forth in the Securities. The number of shares of Class A common stock issuable upon conversion of a Security per $1,000 of principal amount thereof (the “Conversion Rate”) shall be that set forth under the heading “Conversion” in the Securities, subject to adjustment as herein set forth.

A Holder may convert a portion of the principal amount of a Security if the portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

“Average Sale Price” means the average of the Sale Prices of the Class A common stock for the shorter of

(i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

(ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days), or

(iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 1306(4), 1307 or 1308 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not Trading Days).

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 1306(1), (2), (3) or (5) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in the preceding sentence, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Class A common stock during such period.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 1307 or 1308 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Class A common stock is then listed or quoted.

Section 1302. Conversion Procedure.

To convert a Security a Holder must satisfy the applicable requirements under the heading “Conversion” of the Securities for such Security to be convertible. The date on which the Holder satisfies all those requirements is the Conversion Date (the “Conversion Date”). As soon as practicable after the Conversion Date (but in no event later than as set forth in the Securities), the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Class A common stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1303. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Class A common stock upon such conversion as the record holder or holders of such shares of Class A common stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A common stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Class A common stock except as provided in this Article Thirteen. On conversion of a Security, a Holder will receive a cash payment of interest representing accrued and unpaid interest. Delivery to the holder of the full number of shares of Class A common stock into which the Security is convertible, together with any cash payment of such Holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.

If the Holder converts more than one Security at the same time, the number of shares of Class A common stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Section 1303. Fractional Shares.

The Company will not issue a fractional share of Class A common stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Class A common stock, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

Section 1304. Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A common stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Class A common stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 1305. Company to Provide Stock.

The Company shall, prior to issuance of any Class A common stock under this Article Thirteen, and from time to time as may be necessary, reserve out of its authorized but unissued Class A common stock a sufficient number of shares of Class A common stock to permit the conversion of the Securities.

All shares of Class A common stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim created by the Company.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A common stock upon conversion of Securities, if any.

Section 1306. Adjustment for Change In Capital Stock.

If, after the Issue Date of the Securities, the Company:

(1) pays a dividend or makes a distribution on its Class A common stock in shares of its Class A common stock;

(2) subdivides its outstanding shares of Class A common stock into a greater number of shares;

(3) combines its outstanding shares of Class A common stock into a smaller number of shares;

(4) pays a dividend or makes a distribution on its Class A common stock in shares of its Capital Stock (other than Class A common stock or rights, warrants or options for its Capital Stock);

(5) issues by reclassification of its Class A common stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), or then the conversion privilege, Conversion Price and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Thirteen with respect to the Class A common stock, on terms comparable to those applicable to Class A common stock in this Article Thirteen.

Section 1307. Adjustment for Rights Issue.

If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Class A common stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Class A common stock at a price per share less than the Sale Price of the Class A common stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

O = the number of shares of Class A common stock outstanding on the record date for the distribution to which this Section 1307 is being applied.

N = the number of additional shares of Class A common stock offered pursuant to the distribution.

P = the offering price per share of the additional shares.

M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 1306(4) applies or (ii) a distribution to which Section 1308 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1307 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1307 applies, the Fair Market Value (on the record date for the distribution to which this Section 1307 applies) of the

(1) Capital Stock of the Company distributed in respect of each share of Class A common stock in such Section 1306(4) distribution and

(2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Class A common stock in such Section 1308 distribution.

The Board of Directors shall determine Fair Market Values for the purposes of this Section 1307.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1307 applies. If all of the shares of Class A common stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Class A common stock issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this Section 1307 if the application of the formula stated above in this Section 1307 would result in a value of R’ that is equal to or less than the value of R.

Section 1308. Adjustment for Other Distributions.

(a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Class A common stock any of its assets (including shares of Capital Stock of a Subsidiary) excluding distributions of Capital Stock or equity interests referred to in Section 1308(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1306 and distributions of rights, warrants or options referred to in Section 1307 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of Section 1308(c), in accordance with the formula:

where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the Average Sale Price, minus, in the case of a distribution to which Section 1306(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1308(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1308(a) applies, the Fair Market Value (on the record date for the distribution to which this Section 1308(a) applies) of any Capital Stock of the Company distributed in respect of each share of Class A common stock in such Section 1306(4) distribution.

F = the Fair Market Value (on the record date for the distribution to which this Section 1308(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Class A common stock in the distribution to which this Section 1308(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine Fair Market Values for the purposes of this Section 1308(a).

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1308(a) applies.

For purposes of this Section 1308(a), the term “Extraordinary Cash Dividend” shall mean any cash dividend with respect to the Class A common stock the amount of which, together with the aggregate amount of cash dividends on the Class A common stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the “Measurement Period” with respect to a cash dividend on the Class A common stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the “Relevant Cash Dividends” with respect to a cash dividend on the Class A common stock shall mean the cash dividends on the Class A common stock with Ex-Dividend Times occurring in the Measurement Period.

(i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Class A common stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of 5% of the Sale Price of the Class A common stock on the last Trading Day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1308(a), the value of “F” shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 1308(a).

In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1306.

(b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Class A common stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the average of the Post-Distribution Prices of the Class A common stock for the 10 Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).

F = the Fair Market Value of the securities distributed in respect of each share of Class A common stock for which this Section 1308(b) shall mean the number of securities distributed in respect of each share of Class A common stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

“Post-Distribution Price” of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “when issued” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded; provided that if on any date such units have not traded on a “when issued” basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a “regular way” basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

(c) In the event that, with respect to any distribution to which Section 1308(a) would otherwise apply, the difference “M-F” as defined in the formula set forth in Section 1308(a) is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by Section 1308(a) shall not be made and in lieu thereof the provisions of Section 1315 shall apply to such distribution.

Section 1309. Adjustments Related to Permitted Exchange Notes.

(a) This section shall only apply to Series A Notes. Nothing in this section shall be read to affect the Conversion Price or Conversion Rate of Series B Notes.

(b) So long as NYSE Approval has been obtained, if the conversion price of the Permitted Exchange Notes on the Target Date (as defined in this Section 1309) is below Fair Market Value (as defined in this Section 1309), then the per share Conversion Price of the Securities shall be adjusted as follows in accordance with the following formula upon issuance of the Permitted Exchange Notes:

where

CP’ = the adjusted per share Conversion Price of the Securities;

CP0 = the per share Conversion Price of the Securities in effect immediately prior to the Target Date;

OS0 = the sum of (i) the number of shares of the Company’s Class A common stock outstanding immediately prior to the Target Date and (ii) the total number of shares of the

Company’s Class A common stock issuable upon conversion of the Outstanding Securities based on the per share Conversion Price of the Securities in effect immediately prior thereto;

Y = the total number of shares of the Company’s Class A common stock issuable upon conversion of the Permitted Exchange Notes based on a per share conversion price equal to the Fair Market Value; and

X = the total number of shares of the Company’s Class A common stock issuable upon conversion of the Permitted Exchange Notes based on the per share conversion price of the Permitted Exchange Notes at the Target Date.

For purposes of this Section 1309(b):

“Target Date” means any date prior to the Maturity Date that is the earlier of: (A) the date the Company initially signs legally binding documentation in respect of the exchange and issuance of the Permitted Exchange Notes (not involving a tender offer as described in clause (B) below), and (B) the later of (x) the date the Company launches a bona fide tender offer in respect of the 4.25% Convertible Senior Subordinated Notes in connection with the exchange and issuance of the Permitted Exchange Notes, and (y) the date the Company amends the conversion price for the Permitted Exchange Notes specified in such tender offer in connection with the exchange and issuance of the Permitted Exchange Notes.

“Fair Market Value” shall be equal to the average closing sale price per share of the Company’s Class A common stock on the principal exchange on which such shares are listed for the thirty consecutive trading days ending immediately prior to the Target Date, as the case may be.

Notwithstanding this Section 1309(b), if the conversion price of the Permitted Exchange Notes on the Target Date is below (i) Fair Market Value and (ii) the Conversion Price of the Securities in effect at such time, then the adjustment provided for in this Section 1309(b) will be of no force and effect and the adjustment provided for in Section 1309(c) shall be the only adjustment that will apply under this Section 1309.

(c) So long as NYSE Approval has been obtained, if the conversion price of the Permitted Exchange Notes is below the Conversion Price of the Securities in effect at any time and from time to time prior to the Maturity Date, then the per share Conversion Price of the Securities shall be adjusted in accordance with the following formula as of such a time:

where

CP’ = the adjusted per share Conversion Price of the Securities;

CP0 = the per share Conversion Price of the Securities in effect immediately prior to such occurrence;

OS0 = the sum of (i) the number of shares of the Company’s Class A common stock outstanding immediately before such occurrence and (ii) the total number of shares of the Company’s Class A common stock issuable upon conversion of the Outstanding Securities based on the per share Conversion Price of the Securities in effect immediately prior thereto;

Y = the total number of shares of the Company’s Class A common stock issuable upon conversion of the Outstanding Securities based on the per share Conversion Price of the Securities in effect immediately prior thereto; and

X = the total number of shares of the Company’s Class A common stock issuable upon conversion of the Permitted Exchange Notes then outstanding based on the per share conversion price of the Permitted Exchange Notes in effect at such time.

To the extent the conversion price of the Permitted Exchange Notes at any time and from time to time shall adjust pursuant to the terms of the Permitted Exchange Notes such that the conversion price thereof shall increase to an amount equal to or greater than the per share Conversion Price of the Securities in effect immediately prior to the corresponding adjustment of the Securities, then the adjustment provided for in this Section 1309(b) shall cease to be effective and the per share Conversion Price shall be re-adjusted as though the adjustment provided for in this Section 1309(b) did not occur.

Section 1310. When Adjustment May Be Deferred.

No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Thirteen shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

Section 1311. When No Adjustment Required.

No adjustment need be made for a transaction referred to in Section 1306, 1307, 1308 or 1315 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A common stock participate in the transaction and such Holders are not required to convert.

No adjustment need be made for rights to purchase Class A common stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Class A common stock.

Section 1312. Notice of Adjustment.

Whenever the Conversion Rate or Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 1313. Voluntary Increase.

The Company from time to time may increase the Conversion Rate by any amount for any period of time without the consent of any Holder. Whenever the Conversion Rate is increased pursuant to this Section 1313, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 1306, 1307 or 1308.

Section 1314. Notice of Certain Transactions.

If:

(1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1306, 1307 or 1308 (unless no adjustment is to occur pursuant to Section 1311); or

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 1314; or

(3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 20 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 1315. Reorganization of Company; Special Distributions.

If the Company is a party to a transaction subject to Section 701 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Class A common stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Class A common stock of the Company, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Thirteen. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

If this Section applies, neither Section 1306 nor 1307 applies.

If the Company makes a distribution to all holders of its Class A common stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 1308(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1308, then, from and after the record date for determining the holders of Class A common stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Class A common stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Class A common stock entitled to receive the distribution.

Section 1316. Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to Section 1303, 1306, 1307, 1308, 1310, 1311, 1312 or 1318 is conclusive.

Section 1317. Trustee’s Adjustment Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article Thirteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1315 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be under any responsibility to determine the correctness of any adjustments made under this Article XIII. The Trustee shall not be responsible for the Company’s failure to comply with this Article Thirteen. Each Conversion Agent shall have the same protection under this Section 1317 as the Trustee.

Section 1318. Simultaneous Adjustments.

In the event that this Article Thirteen requires adjustments to the Conversion Rate under more than one of Sections 1306(4), 1307 or 1308, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1306, second, the provisions of Section 1308 and, third, the provisions of Section 1307.

Section 1319. Successive Adjustments.

After an adjustment to the Conversion Rate under this Article Thirteen, any subsequent event requiring an adjustment under this Article Thirteen shall cause an adjustment to the Conversion Rate as so adjusted.

Section 1320. Rights Issued in Respect of Class A Common Stock Issued Upon Conversion.

Each share of Class A common stock issued upon conversion of Securities pursuant to this Article Thirteen shall be entitled to receive the appropriate number of Class A common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that all shares of Class A common stock are entitled to receive and the certificates representing the Class A common stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Class A common stock issued by the Company (including those that might be issued upon conversion of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article Thirteen, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

Section 1321. Cash in Lieu of Class A Stock at the Company’s Option upon Conversion.

In lieu of delivery of shares of our Class A common stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Company may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) as set forth in the Security.

ARTICLE FOURTEEN

RANKING OF LIENS

Section 1401. Agreement for the Benefit of Holders of First Priority Liens.

The Trustee and the Collateral Agent agree, and each Holder of Securities by accepting a Security agrees, that:

(a) the Liens securing the Second Priority Lien Obligations upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate to the First Priority Liens;

(b) the agreements as to the ranking of the Second Priority Liens set forth in the Intercreditor Agreement:

(1) are enforceable by the holders of First Priority Liens, for the benefit of the holders of First Priority Lien Obligations secured thereby; and

(2) will remain enforceable by the holders of First Priority Liens until the Discharge of the First Lien Debt (as defined in the Intercreditor Agreement); and

(c) the Indenture, Securities, Guarantees and Security Documents are subject to the Intercreditor Agreement.

Section 1402. Securities, Guarantees and Other Second Priority Lien Obligations not Subordinated.

The provisions of this Article Fourteen are intended solely to set forth the relative ranking, as Liens, of the Second Priority Liens as against the First Priority Liens. The Securities and Guarantees are senior obligations of the Company and Guarantors. Neither the Securities, the Guarantees and other Second Priority Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies of a secured party, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of this Article Fourteen, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 1403. Relative Rights.

The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Second Priority Liens and holders of First Priority Liens. Except as set forth in the Intercreditor Agreement, nothing in this Indenture or the Intercreditor Agreement will:

(a) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on the Securities in accordance with their terms or to perform any other obligation of the Company or any other obligor under the Indenture, Securities, Guarantees and Security Documents;

(b) restrict the right of any Holder of Securities to sue for payments that are then due and owing;

(c) prevent the Trustee, the Collateral Agent or any Holder of Securities from exercising against the Company or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(d) restrict the right of the Trustee, the Collateral Agent or any Holder of Securities:

(1) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(4) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article Fourteen;

(5) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose:

(x) if it were a holder of unsecured claims; or

(y) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding;

ARTICLE FIFTEEN

COLLATERAL AND SECURITY

Section 1501. Security Documents.

The payment of the principal of and interest and premium, if any, on the Securities when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Securities or by any Guarantor pursuant to its Guarantees, the payment of all other Second Priority Lien Obligations and the performance of all other obligations of the Company and the Guarantors under the Indenture, the Securities, the Guarantees and the Note Documents are secured by Liens on the Collateral, subject to Permitted Liens, as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured as provided in the Security Documents hereafter delivered as required or permitted by this Indenture.

Section 1502. Recording.

Subject to the limitations set forth in the Security Documents, the Company and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Liens on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including, without limitation, the filing of financing statements and continuation statements, in such manner and in such places as may be required by law to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company and the Guarantors shall from time to time promptly pay all financing statement, continuation statement and, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

Section 1503. Collateral Agent.

(a) Each Holder of the Securities, by its acceptance of a Security, authorizes and directs the Trustee to appoint U.S. Bank National Association to act as Collateral Agent, and the Collateral Agent shall have the privileges, powers and immunities as set forth herein and in the Security Documents. The Company and the Guarantors hereby agree that the Collateral Agent, or an agent or bailee of the Collateral Agent, shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case, pursuant to the terms of the Security Documents and the Collateral Agent is hereby authorized to execute and deliver the Security Documents. Subject to the Intercreditor Agreement, the Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) Subject to Section 501, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so, except in the case of gross negligence or willful misconduct.

(c) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture or as required or permitted by the Security Documents, the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Second Priority Lien; or

(3) to take any other action whatsoever with regard to any or all of the Second Priority Liens, Security Documents or Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or the Security Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article Five hereof, each of which shall also be deemed to be for the benefit of the Collateral Agent.

(f) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

Section 1504. Authorization of Actions to be Taken.

(a) Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect on the Issue Date and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to execute and deliver the Security Documents to which it is a party and authorizes and empowers the Trustee and the

Collateral Agent to bind the Holders of Securities as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c) Subject to the provisions of Section 501, Section 503, Article Fourteen and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Second Priority Liens;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3) collect and receive payment of any and all Second Priority Lien Obligations.

Following an Event of Default and subject to the Intercreditor Agreement, Section 501 and Section 503, at the Company’s sole cost and expense, the Trustee is authorized and empowered (but not obligated) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Priority Liens or the Security Documents to which the Collateral Agent or Trustee is a party. In addition to and subject to the Intercreditor Agreement, the Trustee is authorized and empowered to prevent any impairment of Collateral by any acts that may be unlawful or in violation of this Indenture or the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Securities, the Trustee or the Collateral Agent.

Section 1505. Release of Second Priority Liens.

(a) The Second Priority Liens, upon compliance with the condition that the Company deliver to the Trustee all documents required by the Trust Indenture Act, will be released, with respect to the Securities and the Guarantees:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Securities and payment in full of all other Second

Priority Lien Obligations (other than contingent indemnification obligations not then due);

(2) in whole, upon satisfaction and discharge of this Indenture pursuant to Section 1101;

(3) in whole, with the consent of at least 75% of the aggregate principal amount of the Outstanding Securities, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities; or

(4) in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by the Company or one of the Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries (but excluding any transaction subject to Section 922 where the recipient is required to become the obligor on the Securities or a Guarantee) in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, (b) is to be released, in whole or in part, pursuant to Section 2.1(c) of the Intercreditor Agreement; provided, however, that if there is reinstated a Lien securing the First Lien Obligations on any of the Collateral released pursuant to this clause 4(b), then the Lien securing the Second Priority Lien Obligations will also be deemed reinstated on a second priority basis, or (c) is owned or at any time acquired by a Restricted Subsidiary that has been released from its Guarantee under this Indenture in accordance with the terms of this Indenture, concurrently with the release of such Guarantee.

(b) If an instrument confirming the release of the Second Priority Liens pursuant to Section 1504(a) is requested by the Company or a Guarantor, then upon delivery to the Trustee of an Officers’ Certificate requesting execution of such an instrument and an Opinion of Counsel certifying that all conditions precedent hereunder and under the Security Documents have been met, accompanied by:

(1) all instruments requested by the Company to effectuate or confirm such release; and

(2) such other certificates and documents as the Trustee or Collateral Agent may reasonably request to confirm the matters set forth in Section 1504(a) that are required by this Indenture or the Security Documents, the Trustee will, if such instruments and documents are reasonably satisfactory to the Trustee and Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.

(c) All instruments effectuating or confirming any release of any Second Priority Liens will have the effect solely of releasing such Second Priority Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d) The Company will bear and pay all costs and expenses associated with any release of Second Priority Liens pursuant to this Section 1504, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 1506. Filing, Recording and Opinions.

(a) The Company will comply with the provisions of Trust Indenture Act §314(b) and §314(d) (including without limitation, the provision of an initial and annual Opinion of Counsel under Section 314(b)), in each case following the qualification of the Indenture under the Trust Indenture Act, to the extent applicable. Any certificate or opinion required by Trust Indenture Act §314(d) may be made by an Officer of the Company except in cases where Trust Indenture Act §314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of Trust Indenture Act §314(d) if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act §314(d) is inapplicable to the released Collateral. Prior to the release of such Collateral, the Trustee and Collateral Agent shall be entitled to receive, at the expense of the Company an Officers’ Certificate notifying the Trustee and Collateral Agent of such conclusion. To the extent the Company is required under law to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act §314(b)(2), the Company will furnish such opinion prior to each May 7.

Any release of Collateral permitted by Section 1504 hereof or the Security Documents will be deemed not to impair any other Liens under the Security Documents and any person that is required to deliver a certificate or opinion pursuant to Section 314(d) of the Trust Indenture Act or otherwise under this Indenture or the Security Documents, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 501 and 503 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and opinion.

(b) Following the qualification of this Indenture pursuant to the Trust Indenture Act, if any Collateral is released in accordance with this Indenture or any Security Document and if the Issuer has delivered the certificates and documents required by the Security Documents and permitted to be delivered by Section 1504, the Trustee will determine whether it has received all documentation required by Trust Indenture Act §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 1504, if any, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SONIC AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman & CFO

ADI OF THE SOUTHEAST LLC (a South Carolina limited liability company)

ANTREV, LLC (a North Carolina limited liability company)

ARNGAR, INC. (a North Carolina corporation)

AUTOBAHN, INC. (a California corporation)

AVALON FORD, INC. (a Delaware corporation)

CASA FORD OF HOUSTON, INC. (a Texas corporation)

CORNERSTONE ACCEPTANCE CORPORATION (a Florida corporation)

FAA AUTO FACTORY, INC. (a California corporation)

FAA BEVERLY HILLS, INC. (a California corporation)

FAA CAPITOL F, INC. (a California corporation)

FAA CAPITOL N, INC. (a California corporation)

FAA CONCORD H, INC. (a California corporation)

FAA CONCORD N, INC. (a California corporation)

FAA CONCORD T, INC. (a California corporation)

FAA DUBLIN N, INC. (a California corporation)

FAA DUBLIN VWD, INC. (a California corporation)

FAA HOLDING CORP. (a California corporation)

FAA LAS VEGAS H, INC. (a Nevada corporation)

FAA MARIN F, INC. (a California corporation)

FAA MARIN LR, INC. (a California corporation)

FAA POWAY G, INC. (a California corporation)

FAA POWAY H, INC. (a California corporation)

FAA POWAY T, INC. (a California corporation)

FAA SAN BRUNO, INC. (a California corporation)

FAA SANTA MONICA V, INC. (a California corporation)

FAA SERRAMONTE, INC. (a California corporation)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

FAA SERRAMONTE H, INC. (a California corporation)

FAA SERRAMONTE L, INC. (a California corporation)

FAA STEVENS CREEK, INC. (a California corporation)

FAA TORRANCE CPJ, INC. (a California corporation)

FIRSTAMERICA AUTOMOTIVE, INC. (a Delaware corporation)

FORT MILL FORD, INC. (a South Carolina corporation)

FORT MYERS COLLISION CENTER, LLC (a Florida limited liability company)

FRANCISCAN MOTORS, INC. (a California corporation)

FRANK PARRA AUTOPLEX, INC. (a Texas corporation)

FRONTIER OLDSMOBILE-CADILLAC, INC. (a North Carolina corporation)

HMC FINANCE ALABAMA, INC. (an Alabama corporation)

KRAMER MOTORS INCORPORATED (a California corporation)

L DEALERSHIP GROUP, INC. (a Texas corporation)

MARCUS DAVID CORPORATION (a North Carolina corporation)

MASSEY CADILLAC, INC. (a Tennessee corporation)

MASSEY CADILLAC, INC. (a Texas corporation)

MOUNTAIN STATES MOTORS CO., INC. (a Colorado corporation)

ONTARIO L, LLC (a California limited liability company)

ROYAL MOTOR COMPANY, INC. (an Alabama corporation)

SAI AL HC1, INC. (an Alabama corporation)

SAI AL HC2, INC. (an Alabama corporation)

SAI ANN ARBOR IMPORTS, LLC (a Michigan limited liability company)

SAI ATLANTA B, LLC (a Georgia limited liability company)

SAI BROKEN ARROW C, LLC (an Oklahoma limited liability company)

SAI CHARLOTTE M, LLC (a North Carolina limited liability company)

SAI COLUMBUS MOTORS, LLC (an Ohio limited liability company)

SAI COLUMBUS VWK, LLC (an Ohio limited liability company)

SAI FL HC1, INC. (a Florida corporation)

SAI FL HC2, INC. (a Florida corporation)

SAI FL HC3, INC. (a Florida corporation)

SAI FL HC4, INC. (a Florida corporation)

SAI FL HC5, INC. (a Florida corporation)

SAI FL HC6, INC. (a Florida corporation)

SAI FL HC7, INC. (a Florida corporation)

SAI FORT MYERS B, LLC (a Florida limited liability company)

SAI FORT MYERS H, LLC (a Florida limited liability company)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI FORT MYERS M, LLC (a Florida limited liability company)

SAI FORT MYERS VW, LLC (a Florida limited liability company)

SAI IRONDALE IMPORTS, LLC (an Alabama limited liability company)

SAI LANSING CH, LLC (a Michigan limited liability company)

SAI LONG BEACH B, INC. (a California corporation)

SAI MD HC1, INC. (a Maryland corporation)

SAI MONROVIA B, INC. (a California corporation)

SAI MONTGOMERY B, LLC (an Alabama limited liability company)

SAI MONTGOMERY BCH, LLC (an Alabama limited liability company)

SAI MONTGOMERY CH, LLC (an Alabama limited liability company)

SAI NASHVILLE CSH, LLC (a Tennessee limited liability company)

SAI NASHVILLE H, LLC (a Tennessee limited liability company)

SAI NASHVILLE M, LLC (a Tennessee limited liability company)

SAI NASHVILLE MOTORS, LLC (a Tennessee limited liability company)

SAI NC HC2, INC. (a North Carolina corporation)

SAI OH HC1, INC. (an Ohio corporation)

SAI OK HC1, INC. (an Oklahoma corporation)

SAI OKLAHOMA CITY C, LLC (an Oklahoma limited liability company)

SAI OKLAHOMA CITY H, LLC (an Oklahoma limited liability company)

SAI ORLANDO CS, LLC (a Florida limited liability company)

SAI PEACHTREE, LLC (a Georgia limited liability company)

SAI PLYMOUTH C, LLC (a Michigan limited liability company)

SAI RIVERSIDE C, LLC (an Oklahoma limited liability company)

SAI ROCKVILLE IMPORTS, LLC (a Maryland limited liability company)

SAI TN HC1, LLC (a Tennessee limited liability company)

SAI TN HC2, LLC (a Tennessee limited liability company)

SAI TN HC3, LLC (a Tennessee limited liability company)

SAI TULSA N, LLC (an Oklahoma limited liability company)

SAI VA HC1, INC. (a Virginia corporation)

SANTA CLARA IMPORTED CARS, INC. (a California corporation)

SONIC AGENCY, INC. (a Michigan corporation)

SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation)

SONIC AUTOMOTIVE SUPPORT, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)

SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC. (a Florida corporation)

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC (a Florida limited liability company)

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC (a Tennessee limited liability company)

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)

SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC. (a Florida corporation)

SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)

SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)

SONIC – BUENA PARK H, INC. (a California corporation)

SONIC – CALABASAS A, INC. (a California corporation)

SONIC – CALABASAS M, INC. (a California corporation)

SONIC – CALABASAS V, INC. (a California corporation)

SONIC – CAPITOL CADILLAC, INC. (a Michigan corporation)

SONIC – CAPITOL IMPORTS, INC. (a South Carolina corporation)

SONIC – CARSON F, INC. (a California corporation)

SONIC – CARSON LM, INC. (a California corporation)

SONIC – CHATTANOOGA D EAST, LLC (a Tennessee limited liability company)

SONIC – COAST CADILLAC, INC. (a California corporation)

SONIC – DENVER T, INC. (a Colorado corporation)

SONIC – DENVER VOLKSWAGEN, INC. (a Colorado corporation)

SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)

SONIC DIVISIONAL OPERATIONS, LLC (a Nevada limited liability company)

SONIC – DOWNEY CADILLAC, INC. (a California corporation)

SONIC – ENGLEWOOD M, INC. (a Colorado corporation)

SONIC ESTORE, INC. (a North Carolina corporation)

SONIC – FORT MILL CHRYSLER JEEP, INC. (a South Carolina corporation)

SONIC – FORT MILL DODGE, INC. (a South Carolina corporation)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SONIC FREMONT, INC. (a California corporation)

SONIC – HARBOR CITY H, INC. (a California corporation)

SONIC – INTEGRITY DODGE LV, LLC (a Nevada limited liability company)

SONIC – LS, LLC (a Delaware limited liability company)

SONIC – LAKE NORMAN CHRYLSER JEEP, LLC (a North Carolina limited liability company)

SONIC – LAS VEGAS C EAST, LLC (a Nevada limited liability company)

SONIC – LAS VEGAS C WEST, LLC (a Nevada limited liability company)

SONIC – LLOYD NISSAN, INC. (a Florida corporation)

SONIC – LLOYD PONTIAC – CADILLAC, INC. (a Florida corporation)

SONIC – LONE TREE CADILLAC, INC. (a Colorado corporation)

SONIC – MANHATTAN FAIRFAX, INC. (a Virginia corporation)

SONIC – MASSEY CHEVROLET, INC. (a California corporation)

SONIC – MASSEY PONTIAC BUICK GMC, INC. (a Colorado corporation)

SONIC – NEWSOME CHEVROLET WORLD, INC. (a South Carolina corporation)

SONIC – NEWSOME OF FLORENCE, INC. (a South Carolina corporation)

SONIC – NORTH CHARLESTON, INC. (a South Carolina corporation)

SONIC – NORTH CHARLESTON DODGE, INC. (a South Carolina corporation)

SONIC OF TEXAS, INC. (a Texas corporation)

SONIC – OKEMOS IMPORTS, INC. (a Michigan corporation)

SONIC – PLYMOUTH CADILLAC, INC. (a Michigan corporation)

SONIC RESOURCES, INC. (a Nevada corporation)

SONIC – RIVERSIDE AUTO FACTORY, INC. (an Oklahoma corporation)

SONIC – SANFORD CADILLAC, INC. (a Florida corporation)

SONIC SANTA MONICA M, INC. (a California corporation)

SONIC SANTA MONICA S, INC. (a California corporation)

SONIC – SATURN OF SILICON VALLEY, INC. (a California corporation)

SONIC – SERRAMONTE I, INC. (a California corporation)

SONIC – SHOTTENKIRK, INC. (a Florida corporation)

SONIC – SOUTH CADILLAC, INC. (a Florida corporation)

SONIC – STEVENS CREEK B, INC. (a California corporation)

SONIC TYSONS CORNER H, INC. (a Virginia corporation)

SONIC TYSONS CORNER INFINITI, INC. (a Virginia corporation)

SONIC-VOLVO LV, LLC (a Nevada limited liability company)

SONIC WALNUT CREEK M, INC. (a California corporation)

SONIC – WEST COVINA T, INC. (a California corporation)

SONIC – WILLIAMS CADILLAC, INC. (an Alabama corporation)

SONIC WILSHIRE CADILLAC, INC. (a California corporation)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SRE ALABAMA – 2, LLC (an Alabama limited liability company)

SRE ALABAMA – 3, LLC (an Alabama limited liability company)

SRE ALABAMA – 4, LLC (an Alabama limited liability company)

SRE ALABAMA – 5, LLC (an Alabama limited liability company)

SREALESTATE ARIZONA – 1, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 2, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 3, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 4, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 5, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 6, LLC (an Arizona limited liability company)

SREALESTATE ARIZONA – 7, LLC (an Arizona limited liability company)

SRE CALIFORNIA – 1, LLC (a California limited liability company)

SRE CALIFORNIA – 2, LLC (a California limited liability company)

SRE CALIFORNIA – 3, LLC (a California limited liability company)

SRE CALIFORNIA – 4, LLC (a California limited liability company)

SRE CALIFORNIA – 5, LLC (a California limited liability company)

SRE CALIFORNIA – 6, LLC (a California limited liability company)

SRE COLORADO – 1, LLC (a Colorado limited liability company)

SRE COLORADO – 2, LLC (a Colorado limited liability company)

SRE COLORADO – 3, LLC (a Colorado limited liability company)

SRE FLORIDA – 1, LLC (a Florida limited liability company)

SRE FLORIDA – 2, LLC (a Florida limited liability company)

SRE FLORIDA – 3, LLC (a Florida limited liability company)

SRE HOLDING, LLC (a North Carolina limited liability company)

SRE MARYLAND – 1, LLC (a Maryland limited liability company)

SRE MARYLAND – 2, LLC (a Maryland limited liability company)

SRE MICHIGAN – 3, LLC (a Michigan limited liability company)

SRE NEVADA – 1, LLC (a Nevada limited liability company)

SRE NEVADA – 2, LLC (a Nevada limited liability company)

SRE NEVADA – 3, LLC (a Nevada limited liability company)

SRE NEVADA – 4, LLC (a Nevada limited liability company)

SRE NEVADA – 5, LLC (a Nevada limited liability company)

SRE NORTH CAROLINA – 1, LLC (a North Carolina limited liability company)

SRE NORTH CAROLINA – 2, LLC (a North Carolina limited liability company)

SRE NORTH CAROLINA – 3, LLC (a North Carolina limited liability company)

SRE OKLAHOMA – 1, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 2, LLC (an Oklahoma limited liability company)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SRE OKLAHOMA – 3, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 4, LLC (an Oklahoma limited liability company)

SRE OKLAHOMA – 5, LLC (an Oklahoma limited liability company)

SRE SOUTH CAROLINA – 2, LLC (a South Carolina limited liability company)

SRE SOUTH CAROLINA – 3, LLC (a South Carolina limited liability company)

SRE SOUTH CAROLINA – 4, LLC (a South Carolina limited liability company)

SRE TENNESSEE – 1, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 2, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 3, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 4, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 5, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 6, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 7, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 8, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 9, LLC (a Tennessee limited liability company)

SRE VIRGINIA – 1, LLC (a Virginia limited liability company)

SRE VIRGINIA – 2, LLC (a Virginia limited liability company)

STEVENS CREEK CADILLAC, INC. (a California corporation)

TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)

VILLAGE IMPORTED CARS, INC. (a Maryland corporation)

WINDWARD, INC. (a Hawaii corporation)

Z MANAGEMENT, INC. (a Colorado corporation)

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

PHILPOTT MOTORS, LTD. (a Texas limited partnership)

SONIC ADVANTAGE PA, LP (a Texas limited partnership)

SONIC AUTOMOTIVE OF TEXAS, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P. (a Texas limited partnership)

SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P. (a Texas limited partnership)

SONIC – CADILLAC D, L.P. (a Texas limited partnership)

SONIC – CAMP FORD, L.P. (a Texas limited partnership)

SONIC – CARROLLTON V, L.P. (a Texas limited partnership)

SONIC – CLEAR LAKE N, L.P. (a Texas limited partnership)

SONIC – CLEAR LAKE VOLKSWAGEN, L.P. (a Texas limited partnership)

SONIC – FORT WORTH T, L.P. (a Texas limited partnership)

SONIC – FRANK PARRA AUTOPLEX, L.P. (a Texas limited partnership)

SONIC HOUSTON JLR, LP (a Texas limited partnership)

SONIC HOUSTON LR, LP (a Texas limited partnership)

SONIC – HOUSTON V, L.P. (a Texas limited partnership)

SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P. (a Texas limited partnership)

SONIC – LUTE RILEY, L. P. (a Texas limited partnership)

SONIC – MASSEY CADILLAC, L.P. (a Texas limited partnership)

SONIC – MESQUITE HYUNDAI, L.P. (a Texas limited partnership)

SONIC MOMENTUM B, L.P. (a Texas limited partnership)

SONIC MOMENTUM JVP, L.P. (a Texas limited partnership)

SONIC MOMENTUM VWA, L.P. (a Texas limited partnership)

SONIC – READING, L.P. (a Texas limited partnership)

SONIC – RICHARDSON F, L.P. (a Texas limited partnership)

SONIC – SAM WHITE NISSAN, L.P. (a Texas limited partnership)

SONIC – UNIVERSITY PARK A, L.P. (a Texas limited partnership)

SRE TEXAS – 1, L.P. (a Texas limited partnership)

SRE TEXAS – 2, L.P. (a Texas limited partnership)

SRE TEXAS – 3, L.P. (a Texas limited partnership)

SRE TEXAS – 4, L.P. (a Texas limited partnership)

SRE TEXAS – 5, L.P. (a Texas limited partnership)

SRE TEXAS – 6, L.P. (a Texas limited partnership)

SRE TEXAS – 7, L.P. (a Texas limited partnership)

SRE TEXAS – 8, L.P. (a Texas limited partnership)

By:	SONIC OF TEXAS, INC.
its sole General Partner

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI GA HC1, LP (a Georgia limited partnership)

SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (a Georgia limited partnership)

SONIC – STONE MOUNTAIN T, L.P. (a Georgia limited partnership)

SRE GEORGIA – 1, L.P. (a Georgia limited partnership)

SRE GEORGIA – 2, L.P. (a Georgia limited partnership)

SRE GEORGIA – 3, L.P. (a Georgia limited partnership)

By:	SAI GEORGIA, LLC
its sole General Partner
By:	SONIC AUTOMOTIVE OF NEVADA, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI STONE MOUNTAIN T, LLC (a Georgia limited liability company)

By:	SAI GA HC1, LP
its sole Member
By:	SAI GEORGIA, LLC
its sole General Partner
By:	SONIC AUTOMOTIVE OF NEVADA, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SONIC – LS CHEVROLET, L.P. (a Texas limited partnership)

By:	LS, LLC
its sole General Partner

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI CLEARWATER T, LLC (a Florida limited liability company)

By:	SAI FL HC2, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI COLUMBUS T, LLC (an Ohio limited liability company)

By:	SONIC AUTOMOTIVE, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI GEORGIA, LLC (a Georgia limited liability company)

By:	SONIC AUTOMOTIVE OF NEVADA, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI IRONDALE L, LLC (an Alabama limited liability company)

By:	SAI AL HC2, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI OKLAHOMA CITY T, LLC (an Oklahoma limited liability company)

SAI TULSA T, LLC (an Oklahoma limited liability company)

By:	SAI OK HC1, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

SAI ROCKVILLE L, LLC (a Maryland limited liability company)

By:	SAI MD HC1, INC.
its sole Member

By:	/s/ David P. Cosper
David P. Cosper

Vice President
Title

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he is the Vice Chairman and Chief Financial Officer of Sonic Automotive, Inc., a corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporation.

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he is the Vice President of the corporations listed below, corporations described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporations.

(NOTARIAL
SEAL)

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

ARNGAR, INC. (A NORTH CAROLINA CORPORATION)
AUTOBAHN, INC. (A CALIFORNIA CORPORATION)
AVALON FORD, INC. (A DELAWARE CORPORATION)
CASA FORD OF HOUSTON, INC. (A TEXAS CORPORATION)
CORNERSTONE ACCEPTANCE CORPORATION (A FLORIDA CORPORATION)
FAA AUTO FACTORY, INC. (A CALIFORNIA CORPORATION)
FAA BEVERLY HILLS, INC. (A CALIFORNIA CORPORATION)
FAA CAPITOL F, INC. (A CALIFORNIA CORPORATION)
FAA CAPITOL N, INC. (A CALIFORNIA CORPORATION)
FAA CONCORD H, INC. (A CALIFORNIA CORPORATION)
FAA CONCORD N, INC. (A CALIFORNIA CORPORATION)
FAA CONCORD T, INC. (A CALIFORNIA CORPORATION)
FAA DUBLIN N, INC. (A CALIFORNIA CORPORATION)

FAA DUBLIN VWD, INC. (A CALIFORNIA CORPORATION)
FAA HOLDING CORP. (A CALIFORNIA CORPORATION)
FAA LAS VEGAS H, INC. (A NEVADA CORPORATION)
FAA MARIN F, INC. (A CALIFORNIA CORPORATION)
FAA MARIN LR, INC. (A CALIFORNIA CORPORATION)
FAA POWAY G, INC. (A CALIFORNIA CORPORATION)
FAA POWAY H, INC. (A CALIFORNIA CORPORATION)
FAA POWAY T, INC. (A CALIFORNIA CORPORATION)
FAA SAN BRUNO, INC. (A CALIFORNIA CORPORATION)
FAA SANTA MONICA V, INC. (A CALIFORNIA CORPORATION)
FAA SERRAMONTE, INC. (A CALIFORNIA CORPORATION)
FAA SERRAMONTE H, INC. (A CALIFORNIA CORPORATION)
FAA SERRAMONTE L, INC. (A CALIFORNIA CORPORATION)
FAA STEVENS CREEK, INC. (A CALIFORNIA CORPORATION)
FAA TORRANCE CPJ, INC. (A CALIFORNIA CORPORATION)
FIRSTAMERICA AUTOMOTIVE, INC. (A DELAWARE CORPORATION)
FORT MILL FORD, INC. (A SOUTH CAROLINA CORPORATION)
FRANCISCAN MOTORS, INC. (A CALIFORNIA CORPORATION)
FRANK PARRA AUTOPLEX, INC. (A TEXAS CORPORATION)
FRONTIER OLDSMOBILE-CADILLAC, INC. (A NORTH CAROLINA CORPORATION)
HMC FINANCE ALABAMA, INC. (AN ALABAMA CORPORATION)
KRAMER MOTORS INCORPORATED (A CALIFORNIA CORPORATION)
L DEALERSHIP GROUP, INC. (A TEXAS CORPORATION)
MARCUS DAVID CORPORATION (A NORTH CAROLINA CORPORATION)

MASSEY CADILLAC, INC. (A TENNESSEE CORPORATION)
MASSEY CADILLAC, INC. (A TEXAS CORPORATION)
MOUNTAIN STATES MOTORS CO., INC. (A COLORADO CORPORATION)
ROYAL MOTOR COMPANY, INC. (AN ALABAMA CORPORATION)
SAI AL HC1, INC. (AN ALABAMA CORPORATION)
SAI AL HC2, INC. (AN ALABAMA CORPORATION)
SAI FL HC1, INC. (A FLORIDA CORPORATION)
SAI FL HC2, INC. (A FLORIDA CORPORATION)
SAI FL HC3, INC. (A FLORIDA CORPORATION)
SAI FL HC4, INC. (A FLORIDA CORPORATION)
SAI FL HC5, INC. (A FLORIDA CORPORATION)
SAI FL HC6, INC. (A FLORIDA CORPORATION)
SAI FL HC7, INC. (A FLORIDA CORPORATION)
SAI LONG BEACH B, INC. (A CALIFORNIA CORPORATION)
SAI MD HC1, INC. (A MARYLAND CORPORATION)
SAI MONROVIA B, INC. (A CALIFORNIA CORPORATION)
SAI NC HC2, INC. (A NORTH CAROLINA CORPORATION)
SAI OH HC1, INC. (AN OHIO CORPORATION)
SAI OK HC1, INC. (AN OKLAHOMA CORPORATION)
SAI VA HC1, INC. (A VIRGINIA CORPORATION)
SANTA CLARA IMPORTED CARS, INC. (A CALIFORNIA CORPORATION)
SONIC AGENCY, INC. (A MICHIGAN CORPORATION)
SONIC AUTOMOTIVE OF NEVADA, INC. (A NEVADA CORPORATION)
SONIC AUTOMOTIVE – 1495 AUTOMALL DRIVE, COLUMBUS, INC. (AN OHIO CORPORATION)

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC. (A FLORIDA CORPORATION)
SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (A SOUTH CAROLINA CORPORATION)
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (A SOUTH CAROLINA CORPORATION)
SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC. (AN OHIO CORPORATION)
SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC. (AN OHIO CORPORATION)
SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC. (A FLORIDA CORPORATION)
SONIC – BUENA PARK H, INC. (A CALIFORNIA CORPORATION)
SONIC – CALABASAS A, INC. (A CALIFORNIA CORPORATION)
SONIC – CALABASAS M, INC. (A CALIFORNIA CORPORATION)
SONIC – CALABASAS V, INC. (A CALIFORNIA CORPORATION)
SONIC – CAPITOL CADILLAC, INC. (A MICHIGAN CORPORATION)
SONIC – CAPITOL IMPORTS, INC. (A SOUTH CAROLINA CORPORATION)
SONIC – CARSON F, INC. (A CALIFORNIA CORPORATION)
SONIC – CARSON LM, INC. (A CALIFORNIA CORPORATION)
SONIC – COAST CADILLAC, INC. (A CALIFORNIA CORPORATION)
SONIC – DENVER T, INC. (A COLORADO CORPORATION)
SONIC – DENVER VOLKSWAGEN, INC. (A COLORADO CORPORATION)
SONIC – DOWNEY CADILLAC, INC. (A CALIFORNIA CORPORATION)
SONIC – ENGLEWOOD M, INC. (A COLORADO CORPORATION)
SONIC ESTORE, INC. (A NORTH CAROLINA CORPORATION)
SONIC – FORT MILL CHRYSLER JEEP, INC. (A SOUTH CAROLINA CORPORATION)
SONIC – FORT MILL DODGE, INC. (A SOUTH CAROLINA CORPORATION)

SONIC FREMONT, INC. (A CALIFORNIA CORPORATION)
SONIC – HARBOR CITY H, INC. (A CALIFORNIA CORPORATION)
SONIC – LLOYD NISSAN, INC. (A FLORIDA CORPORATION)
SONIC – LLOYD PONTIAC – CADILLAC, INC. (A FLORIDA CORPORATION)
SONIC – LONE TREE CADILLAC, INC. (A COLORADO CORPORATION)
SONIC – MANHATTAN FAIRFAX, INC. (A VIRGINIA CORPORATION)
SONIC – MASSEY CHEVROLET, INC. (A CALIFORNIA CORPORATION)
SONIC – MASSEY PONTIAC BUICK GMC, INC. (A COLORADO CORPORATION)
SONIC – NEWSOME CHEVROLET WORLD, INC. (A SOUTH CAROLINA CORPORATION)
SONIC – NEWSOME OF FLORENCE, INC. (A SOUTH CAROLINA CORPORATION)
SONIC – NORTH CHARLESTON, INC. (A SOUTH CAROLINA CORPORATION)
SONIC – NORTH CHARLESTON DODGE, INC. (A SOUTH CAROLINA CORPORATION)
SONIC OF TEXAS, INC. (A TEXAS CORPORATION)
SONIC – OKEMOS IMPORTS, INC. (A MICHIGAN CORPORATION)
SONIC – PLYMOUTH CADILLAC, INC. (A MICHIGAN CORPORATION)
SONIC RESOURCES, INC. (A NEVADA CORPORATION)
SONIC – RIVERSIDE AUTO FACTORY, INC. (AN OKLAHOMA CORPORATION)
SONIC – SANFORD CADILLAC, INC. (A FLORIDA CORPORATION)
SONIC SANTA MONICA M, INC. (A CALIFORNIA CORPORATION)
SONIC SANTA MONICA S, INC. (A CALIFORNIA CORPORATION)
SONIC – SATURN OF SILICON VALLEY, INC. (A CALIFORNIA CORPORATION)
SONIC – SERRAMONTE I, INC. (A CALIFORNIA CORPORATION)
SONIC – SHOTTENKIRK, INC. (A FLORIDA CORPORATION)
SONIC – SOUTH CADILLAC, INC. (A FLORIDA CORPORATION)

SONIC – STEVENS CREEK B, INC. (A CALIFORNIA CORPORATION)
SONIC TYSONS CORNER H, INC. (A VIRGINIA CORPORATION)
SONIC TYSONS CORNER INFINITI, INC. (A VIRGINIA CORPORATION)
SONIC – VOLVO LV, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SONIC WALNUT CREEK M, INC. (A CALIFORNIA CORPORATION)
SONIC – WEST COVINA T, INC. (A CALIFORNIA CORPORATION)
SONIC – WILLIAMS CADILLAC, INC. (AN ALABAMA CORPORATION)
SONIC WILSHIRE CADILLAC, INC. (A CALIFORNIA CORPORATION)
STEVENS CREEK CADILLAC, INC. (A CALIFORNIA CORPORATION)
TOWN AND COUNTRY FORD, INCORPORATED (A NORTH CAROLINA CORPORATION)
VILLAGE IMPORTED CARS, INC. (A MARYLAND CORPORATION)
WINDWARD, INC. (A HAWAII CORPORATION)
Z MANAGEMENT, INC. (A COLORADO CORPORATION)

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he is the Vice President of the limited liability companies listed below, limited liability companies described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority under the operating agreements of such limited liability companies.

(NOTARIAL
SEAL)

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

ADI OF THE SOUTHEAST LLC (A SOUTH CAROLINA LIMITED LIABILITY COMPANY)
ANTREV, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
FORT MYERS COLLISION CENTER, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
ONTARIO L, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SAI ANN ARBOR IMPORTS, LLC (A MICHIGAN LIMITED LIABILITY COMPANY)
SAI ATLANTA B, LLC (A GEORGIA LIMITED LIABILITY COMPANY)
SAI BROKEN ARROW C, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SAI CHARLOTTE M, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SAI COLUMBUS MOTORS, LLC (AN OHIO LIMITED LIABILITY COMPANY)
SAI COLUMBUS VWK, LLC (AN OHIO LIMITED LIABILITY COMPANY)
SAI FORT MYERS B, LLC (A FLORIDA LIMITED LIABILITY COMPANY)

SAI FORT MYERS H, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SAI FORT MYERS M, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SAI FORT MYERS VW, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SAI IRONDALE IMPORTS, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SAI LANSING CH, LLC (A MICHIGAN LIMITED LIABILITY COMPANY)
SAI MONTGOMERY B, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SAI MONTGOMERY BCH, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SAI MONTGOMERY CH, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SAI NASHVILLE CSH, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI NASHVILLE H, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI NASHVILLE M, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI NASHVILLE MOTORS, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI OKLAHOMA CITY C, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SAI OKLAHOMA CITY H, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SAI ORLANDO CS, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SAI PEACHTREE, LLC (A GEORGIA LIMITED LIABILITY COMPANY)
SAI PLYMOUTH C, LLC (A MICHIGAN LIMITED LIABILITY COMPANY)
SAI RIVERSIDE C, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SAI ROCKVILLE IMPORTS, LLC (A MARYLAND LIMITED LIABILITY COMPANY)
SAI TN HC1, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI TN HC2, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI TN HC3, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SAI TULSA N, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE F&I, LLC (A NEVADA LIMITED LIABILITY COMPANY)

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE OF NASHVILLE, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE SUPPORT, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE WEST, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (A GEORGIA LIMITED LIABILITY COMPANY)
SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SONIC – CHATTANOOGA D EAST, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SONIC DEVELOPMENT, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SONIC DIVISIONAL OPERATIONS, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SONIC – INTEGRITY DODGE LV, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SONIC – LS, LLC (A DELAWARE LIMITED LIABILITY COMPANY)
SONIC – LAKE NORMAN CHRYLSER JEEP, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SONIC – LAS VEGAS C EAST, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SONIC – LAS VEGAS C WEST, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SRE ALABAMA – 2, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SRE ALABAMA – 3, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SRE ALABAMA – 4, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SRE ALABAMA – 5, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)

SREALESTATE ARIZONA – 1, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SREALESTATE ARIZONA – 2, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SREALESTATE ARIZONA – 3, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SREALESTATE ARIZONA – 4, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SREALESTATE ARIZONA – 5, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SREALESTATE ARIZONA – 6, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SREALESTATE ARIZONA – 7, LLC (AN ARIZONA LIMITED LIABILITY COMPANY)
SRE CALIFORNIA – 1, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SRE CALIFORNIA – 2, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SRE CALIFORNIA – 3, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SRE CALIFORNIA – 4, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SRE CALIFORNIA – 5, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SRE CALIFORNIA – 6, LLC (A CALIFORNIA LIMITED LIABILITY COMPANY)
SRE COLORADO – 1, LLC (A COLORADO LIMITED LIABILITY COMPANY)
SRE COLORADO – 2, LLC (A COLORADO LIMITED LIABILITY COMPANY)
SRE COLORADO – 3, LLC (A COLORADO LIMITED LIABILITY COMPANY)
SRE FLORIDA – 1, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SRE FLORIDA – 2, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SRE FLORIDA – 3, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SRE HOLDING, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SRE MARYLAND – 1, LLC (A MARYLAND LIMITED LIABILITY COMPANY)
SRE MARYLAND – 2, LLC (A MARYLAND LIMITED LIABILITY COMPANY)
SRE MICHIGAN – 3, LLC (A MICHIGAN LIMITED LIABILITY COMPANY)
SRE NEVADA – 1, LLC (A NEVADA LIMITED LIABILITY COMPANY)

SRE NEVADA – 2, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SRE NEVADA – 3, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SRE NEVADA – 4, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SRE NEVADA – 5, LLC (A NEVADA LIMITED LIABILITY COMPANY)
SRE NORTH CAROLINA – 1, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SRE NORTH CAROLINA – 2, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SRE NORTH CAROLINA – 3, LLC (A NORTH CAROLINA LIMITED LIABILITY COMPANY)
SRE OKLAHOMA – 1, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SRE OKLAHOMA – 2, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SRE OKLAHOMA – 3, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SRE OKLAHOMA – 4, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SRE OKLAHOMA – 5, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SRE SOUTH CAROLINA – 2, LLC (A SOUTH CAROLINA LIMITED LIABILITY COMPANY)
SRE SOUTH CAROLINA – 3, LLC (A SOUTH CAROLINA LIMITED LIABILITY COMPANY)
SRE SOUTH CAROLINA – 4, LLC (A SOUTH CAROLINA LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 1, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 2, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 3, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 4, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 5, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 6, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 7, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 8, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)
SRE TENNESSEE – 9, LLC (A TENNESSEE LIMITED LIABILITY COMPANY)

SRE VIRGINIA – 1, LLC (A VIRGINIA LIMITED LIABILITY COMPANY)
SRE VIRGINIA – 2, LLC (A VIRGINIA LIMITED LIABILITY COMPANY)

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he, the Vice President of the general partner of each of the limited partnerships listed below; limited partnerships described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the general partner under the partnership agreements of such limited partnerships.

(NOTARIAL
SEAL)

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

PHILPOTT MOTORS, LTD. (A TEXAS LIMITED PARTNERSHIP)
SONIC ADVANTAGE PA, LP (A TEXAS LIMITED PARTNERSHIP)
SONIC AUTOMOTIVE OF TEXAS, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – CADILLAC D, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – CAMP FORD, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – CARROLLTON V, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – CLEAR LAKE N, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – CLEAR LAKE VOLKSWAGEN, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – FORT WORTH T, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – FRANK PARRA AUTOPLEX, L.P. (A TEXAS LIMITED PARTNERSHIP)

SONIC HOUSTON JLR, LP (A TEXAS LIMITED PARTNERSHIP)
SONIC HOUSTON LR, LP (A TEXAS LIMITED PARTNERSHIP)
SONIC – HOUSTON V, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – LUTE RILEY, L. P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – MASSEY CADILLAC, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – MESQUITE HYUNDAI, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC MOMENTUM B, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC MOMENTUM JVP, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC MOMENTUM VWA, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – READING, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – RICHARDSON F, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – SAM WHITE NISSAN, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – UNIVERSITY PARK A, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 1, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 2, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 3, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 4, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 5, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 6, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 7, L.P. (A TEXAS LIMITED PARTNERSHIP)
SRE TEXAS – 8, L.P. (A TEXAS LIMITED PARTNERSHIP)
SONIC – LS CHEVROLET, L.P. (A TEXAS LIMITED PARTNERSHIP)

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he, the Vice President of the managing member of each of the limited liability companies listed below; limited liability companies described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the managing member under the operating agreements of such limited liability companies.

(NOTARIAL
SEAL)

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

SAI CLEARWATER T, LLC (A FLORIDA LIMITED LIABILITY COMPANY)
SAI COLUMBUS T, LLC (AN OHIO LIMITED LIABILITY COMPANY)
SAI GEORGIA, LLC (A GEORGIA LIMITED LIABILITY COMPANY)
SAI IRONDALE L, LLC (AN ALABAMA LIMITED LIABILITY COMPANY)
SAI OKLAHOMA CITY T, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SAI TULSA T, LLC (AN OKLAHOMA LIMITED LIABILITY COMPANY)
SAI ROCKVILLE L, LLC (A MARYLAND LIMITED LIABILITY COMPANY)

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he, the Vice President of the managing member of the general partner of each of the limited partnerships listed below; limited partnerships described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the general partner under the partnership agreements of such limited partnerships.

(NOTARIAL
SEAL)

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

SAI GA HC1, LP (A GEORGIA LIMITED PARTNERSHIP)
SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (A GEORGIA LIMITED PARTNERSHIP)
SONIC – STONE MOUNTAIN T, L.P. (A GEORGIA LIMITED PARTNERSHIP)
SRE GEORGIA – 1, L.P. (A GEORGIA LIMITED PARTNERSHIP)
SRE GEORGIA – 2, L.P. (A GEORGIA LIMITED PARTNERSHIP)
SRE GEORGIA – 3, L.P. (A GEORGIA LIMITED PARTNERSHIP)

STATE OF North Carolina	)
	)	ss.:
COUNTY OF Mecklenburg	)

On the 7th day of May, 2009, before me personally came David P. Cosper, to me known, who, being by me duly sworn, did depose and say that he resides at Charlotte, North Carolina; that he, the Vice President of the managing member of the general partner of the managing member of the limited liability company listed below; a limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the managing member under the operating agreements of such limited liability company.

(NOTARIAL
SEAL)

/s/ Glenda L. Howell
Notary Public
My Commission Expires: 5/17/2010

SAI STONE MOUNTAIN T, LLC (A GEORGIA LIMITED LIABILITY COMPANY)

EXHIBIT A-1

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b)) of the Indenture

[U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107]

Re:	6.00% Senior Secured Convertible Notes due 2012, Series A of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of May 7, 2009, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after the expiration of the holding period applicable to sales of the Specified Securities under Rule 144(d) under the Securities Act (or any successor provision), and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT A-2

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b)) of the Indenture

[U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107]

Re:	6.00% Senior Secured Convertible Notes due 2012, Series B of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of May 7, 2009, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after the expiration of the holding period applicable to sales of the Specified Securities under Rule 144(d) under the Securities Act (or any successor provision), and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.

EXHIBIT B-1

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b)) of the Indenture

[U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107]

Re:	6.00% Senior Secured Convertible Notes due 2012, Series A of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of May 7, 2009, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee.

This certificate relates to US$            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The Company has requested that the Specified Securities be exchanged for De-Legended Securities pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Company has requested the removal of the Private Placement Legend from the Securities held by the Depositary in accordance with the Depositary’s Applicable Procedures.

The De-Legended Securities will be evidenced by the following certificate(s):

CUSIP No(s).

CERTIFICATE No(s).

Dated:

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

EXHIBIT B-2

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b)) of the Indenture

[U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107]

Re:	6.00% Senior Secured Convertible Notes due 2012, Series B of Sonic Automotive, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of May 7, 2009, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee.

This certificate relates to US$            principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The Company has requested that the Specified Securities be exchanged for De-Legended Securities pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Company has requested the removal of the Private Placement Legend from the Securities held by the Depositary in accordance with the Depositary’s Applicable Procedures.

The De-Legended Securities will be evidenced by the following certificate(s):

CUSIP No(s).

CERTIFICATE No(s).

Dated:

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

APPENDIX I

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES FOR SERIES C SECURITIES

EXCEPT PERMANENT OFFSHORE PHYSICAL

CERTIFICATES]

In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or the expiration of the holding period applicable to the sale of this Security under Rule 144(d) under the Securities Act (or any successor provision), the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐	(a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐	(b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

- i -

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an authorized signatory

- ii -

Schedule I

Indebtedness Balances as of March 31, 2009

Lender	Description	Amount
Bank of America Syndicate	Revolving Credit Sub-Facility	$99,886,040.00
Bank of America Syndicate	New Vehicle Floor Plan	$410,684,683.73
Bank of America Syndicate	Used Vehicle Floor Plan	$68,140,658.00
Ford Motor Credit Corporation	New Vehicle Floor Plan	$105,399,310.25
BMW Financial Services	New Vehicle Floor Plan	$75,423,133.70
Chrysler Financial Services	New Vehicle Floor Plan	$7,244,572.14
Daimler Financial Services	New Vehicle Floor Plan	$65,247,878.78
General Motors Acceptance Corporation	New Vehicle Floor Plan	$142,293,951.78
Various	Loaner Vehicle Floorplan	$55,658,138.48
8.625% Senior Subordinated Notes	High Yield Notes	$275,000,000.00
6.00% Senior Secured Convertible Notes	2009 Convertible Notes	$85,627,000.00
4.25% Convertible Notes	2005 Convertible Notes	$160,000,000.00
Bank of New York Mellon	Falcon Notes	$19,251,259.64
BMW Group Financial Services	Tom Williams Group Facilities - Mortgage	$25,993,867.91
GE Commercial Finance Business Property	BMW & MB of Ft Myers - Mortgage	$22,136,330.88
GE Commercial Finance Business Property	Mercedes Benz of Calabasas Facility - Mortgage	$15,633,444.47
Toyota Motor Credit Corporation	Mt States Toyota Facility - Mortgage	$12,606,402.42
Wachovia Commercial Loan Services	Rockville Porsche Audi Facility - Mortgage	$12,413,277.50
Compass Bank	Porsche of West Houston Facility - Mortgage	$9,155,730.18
Wachovia Commercial Loan Services	Thoroughbred Motors Facilities - Mortgage	$7,600,416.64
Compass Bank	Momentum Porsche Facility - Mortgage	$3,973,750.00
American National Insurance Company	11811 Katy Rd - Mortgage	$3,707,862.53
1090 Concord Associates, LLC	Capital Lease - Concord Toyota	$6,056,301.00
JPM - Swap	5 YR SWAP: RCV 1M LIBOR USD PAY 4.93500% USD 200.0 M MAT: 01-MAY-2012	$8,745,608.62
BOA - Swap	5 YR SWAP: RCV 1M LIBOR USD PAY 5.26500% USD 100.0 M MAT: 01-JUN-2012	$4,827,405.83
WACHOVIA - Swap	10 YR SWAP: RCV 1M LIBOR +150 bp USD PAY 7.10000% USD 4.3 M MAT: 10-JUL-2017	$227,708.08
WACHOVIA - Swap	5 YR SWAP: RCV 1M LIBOR USD PAY 5.16000% USD 25.0 M MAT: 01-SEP-2012	$1,199,855.93
WACHOVIA - Swap	5 YR SWAP: RCV 1M LIBOR USD PAY 4.96500% USD 15.0 M MAT: 01-SEP-2012	$684,188.75
WACHOVIA - Swap	5 YR SWAP: RCV 1M LIBOR USD PAY 4.88500% USD 25.0 M MAT: 01-OCT-2012	$1,121,412.19
WACHOVIA - Swap	10.0 YR SWAP: RCV 1M LIBOR USD PAY 4.65500% USD 13.2 M MAT: 10-DEC-2017	$545,619.72
COMPASS BANK - Swap	10 YR SWAP: RCV 1M LIBOR +125 bp USD PAY 6.86000% USD 9.2 M MAT: 01-AUG-2017	$549,655.75
WACHOVIA - Swap	5 YR SWAP: RCV 1M LIBOR USD PAY 4.33000% USD 7.9 M MAT: 01-JUL-2013	$281,145.83
Universal	Letter of Credit	$500,000.00
The Travelers	Letter of Credit	$7,100,000.00
Royal Indemnity (Arrowood Indemnity)	Letter of Credit	$1,700,000.00
Falcon Financial	Letter of Credit	$9,250,694.00
Falcon Financial	Letter of Credit	$4,067,316.00
Falcon Financial	Letter of Credit	$6,103,951.00
US Fidelity	Letter of Credit	$4,160,000.00
Vels Ford, LLC (fka Miletich Jones)	Letter of Credit	$2,902,642.48
General Motors Acceptance Corp	Letter of Credit	$7,000,000.00
DaimlerChrysler Fin’l Services	Letter of Credit	$3,400,000.00

DCFS USA LLC	Letter of Credit	$1,100,000.00
Ford Motor Credit Corporation	Letter of Credit	$2,000,000.00
Hartford Fire Ins Co	Letter of Credit	$20,820,000.00
Lexon Insurance Services	Letter of Credit	$6,000,000.00
Integrys Energy Services	Letter of Credit	$1,250,000.00
Bank of America - Treasury Support	Letter of Credit	$20,000,000.00
Volvo	North Point Volvo 50% Guarantee of Floor Plan (1,182,482 / 2)	$591,241.00